SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALLIED NEVADA GOLD CORP.
(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Allied Nevada Gold Corp. 9790 Gateway Drive, Suite 200 Reno, Nevada 89521 Phone: (775) 358-4455 Facsimile: (775) 358-4458

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the 2011 annual meeting of stockholders (the “Annual Meeting”) of Allied Nevada Gold Corp., a Delaware corporation (the “Company”), will be held at The Fairmont Royal York Hotel, 100 Front Street West, Tudor Room 7/8, Toronto, Ontario, Canada M5J 1E3 on October 19, 2011, at 4:30 p.m. Eastern Time, for the following purposes:

1.	To elect directors to hold office until the next annual meeting of stockholders;

2.	To conduct an advisory vote on executive compensation;

3.	To conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation;

4.	To ratify the appointment of Ehrhardt, Keefe, Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

5.	To approve an amendment of and restatement to the Company’s certificate of incorporation to, among other things, increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000 shares;

6.	To approve the Allied Nevada Gold Corp. Deferred Phantom Unit Plan, as amended and restated;

7.	To approve the Allied Nevada Gold Corp. Deferred Share Unit Plan; and

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Annual Meeting. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 19, 2011. Our proxy statement is attached. Financial and other information concerning the Company is contained in our annual report to stockholders for the fiscal year ended December 31, 2010. The proxy statement and our fiscal 2010 annual report to stockholders are available on our website at http://www.alliednevada.com.

By order of the Board of Directors,

/s/ Scott A. Caldwell

Scott A. Caldwell

President and Chief Executive Officer

-i-

ALLIED NEVADA GOLD CORP.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Allied Nevada Gold Corp., a Delaware corporation (the “Company”, “Allied Nevada”, “we”, “our”, or “us”), for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on October 19, 2011 at 4:30 p.m. Eastern Time, at The Fairmont Royal York Hotel, 100 Front Street West, Tudor Room 7/8, Toronto, Ontario, Canada M5J 1E3, and any adjournment or adjournments thereof. The Company will announce the final results of the voting of the Annual Meeting on a Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

On or about October 5, 2011, we will also mail this Proxy Statement and the enclosed proxy card to certain stockholders.

The Board of Directors does not intend to bring any matters before the Annual Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Annual Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Annual Meeting by the enclosed proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy may be revoked at any time prior to its exercise by notifying the Company in writing, Attention: Hal D. Kirby, Chief Financial Officer, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting Rights

Only stockholders of record at the close of business on September 29, 2011, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on September 21, 2011, we had 89,330,388 shares of common stock outstanding and no shares of preferred stock outstanding. We expect to have approximately the same number of shares outstanding on our record date.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted upon.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy and follow the recorded instructions.

By Internet:	Go to the website indicated on the enclosed proxy and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote by proxy may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Even if you have given your proxy, you still may vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held beneficially through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Directions to the Annual Meeting can be found at http://www.alliednevada.com.

Votes Required to Approve Matters Presented at the Annual Meeting

The votes required to approve the matters presented at the Annual Meeting are as follows:

•	Our directors shall be elected by a plurality vote of shares of common stock present in person or represented by proxy at the Annual Meeting.

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The non-binding advisory vote on our executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting.

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The non-binding advisory vote on how often stockholders will vote on our executive compensation requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

•

Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting.

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The approval of the amendment to and restatement of the Company’s certificate of incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 to 200,000,000 shares requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

•

The approval of the Allied Nevada Gold Corp. Deferred Phantom Unit Plan, as amended and restated, requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or by proxy at the Annual Meeting.

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The approval of the Allied Nevada Gold Corp. Deferred Share Unit Plan requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or by proxy at the Annual Meeting.

Effect of Broker Non-votes and Abstentions

Generally, a broker non-vote occurs when a broker, bank or other nominee holding shares in “street name” for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. A nominee is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a nominee is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters.

The only “routine” proposal to be acted upon at our Annual Meeting and with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors. All other proposals being acted on, including the election of our directors, the advisory vote on executive compensation, the advisory vote on the frequency of the vote on executive compensation, the amendment to and restatement of our certificate of incorporation, the approval of our Deferred Phantom Unit Plan and the approval of our Deferred Share Unit Plan are “non-routine” matters. Therefore, if you do not give your bank, broker or other nominee specific voting instructions on such proposals, no votes will be cast on your behalf and a broker non-vote will occur. If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business. However, broker non-votes will not be treated as votes cast and, therefore, will have no effect on any items being acted on at the Annual Meeting, other than the amendment to and restatement of our certificate of incorporation. A broker non-vote for the approval of the amendment to and restatement of our certificate of incorporation will have the effect of vote against such proposal.

Abstentions are also counted for purposes of determining whether or not a quorum exists for the transaction of business. An abstention will have no effect on the voting results of the election of directors and the advisory vote on the frequency of the vote on executive compensation (proposals one and three). However, an abstention will have the effect of a vote against the advisory vote on executive compensation, the ratification of the appointment of our independent auditors, the amendment to and restatement of our certificate of incorporation, the approval of our Deferred Phantom Unit Plan and the approval of our Deferred Share Unit Plan (proposals two, four, five, six and seven).

Quorum

Under our By-laws, the holders of at least thirty-three and one-third percent of the common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Solicitation

We will bear the expense of preparing, printing and mailing this proxy statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by our directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.sec.gov and on our website at http://www.alliednevada.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement. We will mail to certain stockholders of record as of August 19, 2011 a copy of this Proxy Statement and our consolidated financial statements and related information included with our Annual Report on Form 10-K for fiscal year 2010. Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2010, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Allied Nevada Gold Corp., 9790 Gateway Drive, Suite 200, Reno, Nevada 89521, Attention: Hal Kirby.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Pursuant to the Company’s By-laws, the Board of Directors or the Company’s stockholders are required to fix, from time to time, the number of directors which shall constitute the whole board. The Board of Directors has elected to fix the number of directors which constitute the whole board at eight directors. The Board of Directors proposes the following eight nominees for election as directors to hold office until the Annual Meeting of Stockholders to be held in 2012 or until their successors, if any, have been duly elected and qualified. Each of the following is currently a director, having been elected at the 2010 annual meeting to serve until the 2011 annual meeting, and has agreed to serve if elected:

•	Robert M. Buchan

•	Scott A. Caldwell

•	John W. Ivany

•	Cameron A. Mingay

•	Terry M. Palmer

•	Carl Pescio

•	D. Bruce Sinclair

•	Robert G. Wardell

Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Director Skills and Qualifications

The Board of Directors believes that the Board of Directors, as a whole, should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the Board of Directors and the Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board of Directors’ overall composition and the Company’s current and future needs. As indicated in the table below under the heading “Information Concerning Nominees”, each nominee brings a strong and unique background and set of skills to the Board of Directors, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, marketing, government, law, and health, safety, environmental and social responsibility.

In evaluating director candidates, and considering incumbent directors for renomination, the Board of Directors and the Nominating Committee have not formulated any specific minimum qualifications, but rather consider a variety of factors. These include each nominee’s independence, financial acumen, personal accomplishments, career specialization, and experience in light of the needs of the Company. For incumbent directors, the factors include past performance on the Board of Directors. Among other things, the Board of Directors has determined that it is important to have individuals with the following skills and experiences on the Board of Directors:

•

Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Knowledge of our industry, particularly mining of gold and silver, which is relevant to understanding the Company’s business and strategy.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan.

•	Legal experience, which is relevant to assisting with the Board of Directors with its responsibilities to oversee the Company’s legal and compliance matters.

•	Risk management experience, which is relevant to the Board of Directors’ oversight of the risks facing the Company.

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Financial/accounting experience, and particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure and financial statements.

•	Government/regulatory experience, which is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.

•	Strategic planning experience, which is relevant to the Board of Directors’ review of the Company’s strategies and monitoring their implementation and results.

•	Talent management experience, which is valuable in helping the Company attract, motivate and retain top candidates for positions at the Company.

•

International experience, which is particularly important in the resource industry, where it is common for companies to have prospects and properties in multiple jurisdictions, and is valuable given the Company’s listings in Canada and the United States.

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Public company board service, as directors who have experience serving on other public company boards generally are well prepared to fulfill the Board of Directors’ responsibilities of overseeing and providing insight and guidance to management.

Information Concerning Nominees

The following table sets forth each director’s name and age, principal occupation, business or employment, the reasons for the person’s selection as a director of our Company and the term of his directorship.

Name, Age	Principal Occupation, Business or Employment and Reasons for Selection as a Director	Director of Allied Nevada Since
Robert M. Buchan Age: 63

Businessman; Chief Executive Officer of Kinross Gold Corporation from January 1993 to April 2005; Chairman of BC Metals from May 2001 to October 2006; Director of Rockwater Capital from June 2004 to March 2007; Chairman of Kantanga Mining Limited from 2005 to 2007; Chairman of the Board of Allied Nevada from June 2007 to present (Chairman from April 2007 to June 2007); Chairman of Extract Resources from January 2008 to December 2009; Director of Quest Capital Corp. from April 2005 to December 2008 (Executive Chairman from April 2005 to January 2007); Director of Polyus Gold from June 2008 to May 2009; Chairman, President and Chief Executive Officer of Elgin Mining (formerly Phoenix Coal) from June 2009 to April of 2010 and Chairman and Chief Executive Officer from May 2010 to present; Director of Forsys Metals Corp. from November 2009 to May 2010; Director of Claude Resources Inc. from October 2009 to December 2010; Director of Angus Mining (Namibia) Inc. from June 2010 to present (Chairman from September 2010 to present); and Director of Foxpoint Capital Corp from April 2010 to present.

Through his experience as the Chief Executive Officer of Kinross Gold Corporation, as well as senior executive and board positions at other public companies in the resource industry, Mr. Buchan brings to the board leadership experience, industry knowledge, operations experience, risk

March 1, 2007

Name, Age	Principal Occupation, Business or Employment and Reasons for Selection as a Director	Director of Allied Nevada Since
management experience, financial/accounting experience, government/regulatory experience, strategic planning experience, talent management experience, international experience, public company board experience and a wealth of contacts in North American capital markets.

Scott A. Caldwell Age: 54

President and Chief Executive Officer of Allied Nevada from September 2006 to present (Chief Financial Officer of Allied Nevada from September 2006 to April 2007), consultant to Vista Gold Corp. (“Vista”); formerly with Kinross Gold Corporation as Executive Vice President and Chief Operating Officer from March 2003 to August 2006.

Director of Kinross Gold Corporation from 2003 to 2006.

Mr. Caldwell brings to the board leadership experience, industry knowledge, operations experience, legal experience, risk management experience, financial/accounting experience, government/regulatory experience, strategic planning experience, talent management experience, international experience, and public company board service through his various executive and board positions, including Executive Vice President and Chief Operating Officer of Kinross Gold Corporation and senior executive and Board positions at Echo Bay Mines Ltd.

September 22, 2006

John W. Ivany(1)(2)(3)(5) Age: 66

Retired executive; Advisor to Canaccord Genuity Corp. from February 2007 to present; Executive Vice President of Kinross Gold Corporation from June 1995 to May 2006.

Director of Viceroy Exploration Ltd. From June 2006 until November 2006; Director of B2 Gold Corp. from November 2007 to present; Director of Breakwater Resources Ltd. from June 2007 to present; Director of Eurogas International Ltd. from August 2008 to present; and Director of Aura Minerals Inc. from September 2009 to present.

Through Mr. Ivany’s experience as a senior executive and board member of public companies in the resource industry, as well as his experience in the financial services industry, Mr. Ivany brings to the board leadership experience, industry knowledge, legal experience, risk management experience, financial/accounting experience, government/regulatory experience, strategic planning experience, talent management experience, international experience and public company board experience.

June 27, 2007

Cameron A. Mingay(2)(5) Age: 59

Lawyer; Partner, Cassels Brock & Blackwell LLP from July 1999 to present.

Director of Silver Bear Resources Inc. from March 2007 to June 2011; Director of European Goldfields from May 2008 to January 2010; Director of Angus Mining (Namibia) Ltd. from June 2010 to present.

March 22, 2007

Name, Age	Principal Occupation, Business or Employment and Reasons for Selection as a Director	Director of Allied Nevada Since
As outside Canadian counsel to the Company and a number of other public and private companies in the resource industry, and through his position as a member of the board of a number of companies, Mr. Mingay provides industry knowledge, legal experience, risk management experience, government/regulatory experience, and public company board experience.

Terry M. Palmer(4) Age: 66

Accountant; Principal, Marrs, Sevier & Company LLC from January 2003 to present; Ernst & Young as a Partner and Certified Public Accountant from September 1979 to October 2002.

Director of Golden Minerals Company (successor to Apex Silver Mines Limited) from October 2004 to present; Director of Energy West Incorporated from November 2002 to November 2006.

Mr. Palmer’s experience as a CPA, as well as his experience as the Chairman of the Audit Committee of several public companies, allows Mr. Palmer to bring to the board industry knowledge, financial/accounting experience, strategic planning experience, talent management experience, public company board experience, and international experience.

September 22, 2006

Carl Pescio(5) Age: 59

Self-employed mining prospector since 1991.

Director of Angus Mining (Namibia) Inc. from September 2010 to present; Director of Tornado Gold International from April 2004 to November 2008.

Mr. Pescio, through his extensive experience as an independent mining prospector and his service as a director of other resource companies, brings to the board industry experience, public company board experience, and government/regulatory experience.

March 1, 2007

D. Bruce Sinclair(1)(4) Age: 59

Retired executive; Chief Executive Officer and director of WaveRider Communications Inc. from June 1998 to June 2005 (director until March 2006).

Director of Virsare Inc. from January 2006 to March 2010; Director of Wave Wireless Corp. from March 2006 to June 2006; Director of Harris Steel Group from July 2006 and March 2007.

Through his experience as a senior executive and board member of public companies, Mr. Sinclair brings to the board leadership experience, operations experience, risk management experience, financial/accounting experience, strategic planning experience, talent management experience, international experience, and public company board service.

June 27, 2007

Robert G. Wardell(1)(2)(3)(4) Age: 66	Accountant; Chairman of the Board of Nuinsco Resources Limited from March 2009 to present; Vice President, Finance and Chief Financial Officer of Victory Nickel Inc. from	June 27, 2007

Name, Age	Principal Occupation, Business or Employment and Reasons for Selection as a Director	Director of Allied Nevada Since

February 2007 to January 2009; self-employed accounting and finance consultant from June 2006 to February 2007; Senior Partner, Deloitte & Touche LLP, from 1986 to May 2006.

Director of Katanga Mining Limited from July 2006 to present; Director of Elgin Mining Inc. (formerly Phoenix Coal, Inc.) from June 2008 to present; Director of Nuinsco Resources Limited from March 2009 to present; Director of Centric Health Corp. from June 2009 to present.

Through his experience as a Chartered Accountant, as well as his experience as a senior executive and Chief Financial Officer at Victory Nickel Inc., Mr. Wardell brings to the Board leadership experience, industry knowledge, financial/accounting experience, strategic planning experience, talent management experience, public company board experience, and international experience.

(1)	Denotes member of Compensation Committee. Mr. Sinclair is the Chair of the Compensation Committee.

(2)	Denotes member of Corporate Governance Committee. Mr. Mingay is the Chair of the Corporate Governance Committee.

(3)	Denotes member of the Nominating Committee. Mr. Ivany is the Chair of the Nominating Committee

(4)	Denotes member of Audit Committee. Mr. Palmer is the Chair of the Audit Committee.

(5)	Denotes member of Health, Safety and Environmental Committee. Mr. Ivany is the Chair of the Health, Safety and Environmental Committee.

There are no family relationships among any of the above directors or executive officers of Allied Nevada.

The following directors of Allied Nevada are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act): Robert Buchan is Chairman of Extract Resources Limited and of Phoenix Coal. Terry M. Palmer is a director of Apex Silver Mines Limited. John Ivany is a director of Breakwater Resources Ltd., Eurogas International Ltd., and of B2Gold. Cameron Mingay is a director of Silver Bear Resources Inc., BlackRock Metals, and of European Goldfields. Robert G. Wardell is a director of Phoenix Coal and Katanga Mining Limited.

None of the above directors have entered into any arrangements or understandings with any other person pursuant to which they were, or are to be, elected as a director of Allied Nevada or a nominee of any other person.

Involvement in Certain Legal Proceedings

Mr. Ivany was the subject of enforcement proceedings by the Alberta Securities Commission (In Re Cartaway Resources Corp.). In its order dated February 22, 2001, the Alberta Securities Commission found that Mr. Ivany, as Chief Executive Officer of Cartaway, had allowed the issuance of a press release that contained a material factual error in violation of the securities laws of the province of Alberta. As a result, Mr. Ivany was prohibited from acting as a director or officer of any “junior issuer” (as defined in National Instrument 41-501) for a period of five years and ordered to pay costs in the amount of CDN$20,000.

Vote Required and Board of Directors Recommendation

Our directors are elected by a plurality vote of shares of common stock represented in person or by proxy at the Annual Meeting. This means those nominees receiving the eight highest number of votes at the Annual Meeting will be elected, even if such votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of the nominees, each of whom has consented to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”

THE ELECTION OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Board of Directors; Mandate of the Board of Directors

Our Board of Directors has adopted a Mandate of the Board of Directors (“Mandate”) formally setting down the purpose and responsibilities of the Board of Directors. The Mandate is provided on our website at http://www.alliednevada.com.

The Mandate directs that the Board of Directors is responsible for the oversight and supervision of the management of the Company’s business and for acting in the best interests of the Company and its stockholders with the objective of enhancing stockholder value. The Board of Directors will discharge its responsibilities directly and through its committees, currently consisting of the Compensation Committee, Audit Committee, Corporate Governance Committee, Nominating Committee and the Health, Safety and Environment Committee. The Board of Directors shall meet at least quarterly to review the business operations, corporate governance, environmental and health and safety compliance and financial results of the Company. Meetings of the Board of Directors shall also include regular meetings of the independent members of the Board of Directors without management being present.

The Board of Directors met nine times during the fiscal year ended December 31, 2010, and took certain other actions by unanimous consent. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of which they were members. It is our policy to encourage all directors to attend the Annual Meeting of Stockholders, and all of our directors attended our 2010 Annual Meeting of Stockholders in person.

Allied Nevada’s Board of Directors has five standing committees: a Compensation Committee, an Audit Committee, a Health, Safety and Environmental Committee, a Nominating Committee and a Corporate Governance Committee. A brief description of the composition and functions of each committee follows.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	Conduct an annual review of all compensation elements for our executive officers and make recommendations to the Board of Directors (for its subsequent ratification) regarding executive compensation.

•

Annually review and approve performance measures and targets for executive officers participating in the annual bonus incentive plan and in our equity-based awards program and determine achievement of performance goals after the annual measurement period to permit bonus payouts under the plan and vesting of equity-based awards.

•	Make recommendations to the Board of Directors regarding compensation of non-executive officer directors.

The Compensation Committee has the authority to retain any advisors, counsel and consultants as the members deem necessary in order to carry out these functions. In accordance with the terms of the Compensation Committee’s Charter, our President and Chief Executive Officer is not present during meetings of the Compensation Committee at which his compensation is being discussed. The Compensation Committee has authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, as permitted by the laws and regulations that govern its actions. For more information related to the policies and practices of the Compensation Committee, including the role of compensation consultants and our Chief Executive Officer in recommending the amount of director and executive pay, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

Allied Nevada’s Compensation Committee is chaired by D. Bruce Sinclair. Its other members are Robert G. Wardell and John W. Ivany. Each member of our Compensation Committee is “independent” within the listing standards of the NYSE Amex and Canadian standards as per Canadian National Instrument 58-101, “Corporate Governance” (“NI 58-101”). The Compensation Committee met five times during the fiscal year ended December 31, 2010. The written charter of the Compensation Committee is available on our website at http://www.alliednevada.com.

Compensation Committee Interlocks and Insider Participation

No member of Allied Nevada’s Compensation Committee was, during the fiscal year ended December 31, 2010, or currently is, an officer or employee of Allied Nevada or any of its subsidiaries or affiliates. No executive officer of Allied Nevada was during 2010, or currently is, a director or a member of the Compensation Committee of another entity having an executive officer who is a director or a member of our Compensation Committee.

Audit Committee

Allied Nevada’s separately-designated, standing Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is chaired by Terry M. Palmer, and its other members are Robert G. Wardell and D. Bruce Sinclair. Each member of our Audit Committee is “independent” within the meaning of the NYSE Amex listing standards, as defined in Rule 10A-3(b)(1) under the Exchange Act and in National Instrument 52-110 “Audit Committees” (“NI 52-110”). Additionally, the Board of Directors has determined that Mr. Palmer qualifies as Allied Nevada’s “Audit Committee Financial Expert” as defined in accordance with Section 407 of the Sarbanes-Oxley Act of 2002 and that each member of the Audit Committee is “financially literate” in accordance with NI 52-110. The written charter of the Audit Committee is available on our website at http://www.alliednevada.com. The Audit Committee met a total of six times during the fiscal year ended December 31, 2010.

The Audit Committee, in accordance with the Audit Committee Charter as approved by our Board of Directors, assists the Board of Directors in overseeing (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements and (4) business practices and ethical standards of Allied Nevada. The Audit Committee is also responsible for the appointment of our independent auditor and for the compensation, retention and oversight of the work of our independent auditor.

Health, Safety and Environmental Committee

Allied Nevada’s Health, Safety and Environmental Committee is chaired by John Ivany. Its other members are John Ivany and Cameron Mingay. The Committee has the general mandate of overseeing the development and implementation of policies and best practices of Allied Nevada relating to health and environmental and safety issues in order to ensure compliance with applicable laws and to ensure the safety of our employees. The Committee will, among other things, monitor the effectiveness of our environmental policies, assist management with implementing and maintaining appropriate health and safety programs and obtain periodic reports on such programs, and report to the Board of Directors on environmental and health and safety matters concerning Allied Nevada’s operations.

Nominating Committee

During 2010, the Board of Directors established a Nominating Committee, which consists of the following “independent” directors within the meaning of the NYSE Amex listing standards and NI 58-101: John W. Ivany and Robert G. Wardell. The Nominating Committee is chaired by John W. Ivany. The Nominating Committee identifies criteria for service as a director, reviews candidates and recommends appropriate candidates for positions on the Board of Directors. Additional information about the Nominating Committee’s role can be found in the Nominating Committee Charter on the Company’s website at www.alliednevada.com. The Nominating Committee met one time during the fiscal year ended December 31, 2010.

Director Nomination Process

The Nominating Committee will consider director candidates who are suggested by directors, management, stockholders and search firms hired by the Company to identify and evaluate qualified candidates. With respect to nominees for director proposed by stockholders, the Nominating Committee will consider such nominees if such proposals are submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals.” The Nominating Committee evaluates all director candidates in the same manner, regardless whether such candidate was suggested by directors, management, stockholders or a search firm.

From time to time, the Nominating Committee may recommend highly qualified candidates who it believes will enhance the strength, independence and effectiveness of Allied Nevada’s Board of Directors. The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. Rather, the Nominating Committee seeks to achieve a Board of Directors that represents a diverse mix of skills, perspectives, talents and backgrounds necessary to oversee the Company’s business. For information concerning the board membership criteria that the Nominating Committee and Board of Directors consider important and the process by which the Nominating Committee evaluates director candidates, see the section entitled “Proposal One: Election of Directors.”

Corporate Governance Committee

The Corporate Governance Committee of the Board of Directors (the “Governance Committee”) is composed entirely of directors who are “independent” within the meaning of the NYSE Amex listing standards and NI 58-101. The Governance Committee is chaired by Cameron A. Mingay, and its other members are John W. Ivany and Robert G. Wardell. The Corporate Governance Committee met three times during the fiscal year ended December 31, 2010.

The Governance Committee is responsible for recommending appropriate governance practices for Allied Nevada in light of corporate governance guidelines set forth by the U.S. and Canadian securities regulatory authorities, the NYSE Amex, the Toronto Stock Exchange and other industry practices. Additional information about the Governance Committee’s role can be found in the Corporate Governance Committee Charter on the Company’s website at www.alliednevada.com under the Corporate Responsibility section.

A core activity of the Governance Committee is to periodically review and assess the adequacy of the Company’s corporate governance principles and develop and recommend to the Board of Directors additional or revised principles as appropriate. Accordingly, in 2010, the Governance Committee engaged in a number of initiatives pursuant to its Charter. These initiatives included the preparation and delivery of a director questionnaire, the purpose of which was to provide the Board of Directors with information to evaluate the Board’s performance and to improve Board and committee processes and effectiveness.

The Governance Committee is also responsible for the review and approval of transactions with related persons. See “Certain Relationships and Related Party Transactions—Procedures for Approval of Transactions with Related Persons.”

Corporate Governance Guidelines

To ensure the Board of Directors acts effectively to achieve its Mandate, the Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company. The guidelines reflect best practices in a number of areas, some of which are summarized below.

Independence of Directors

The Board of Directors will have a majority of directors who meet the criteria for independence required under any applicable laws, rules and regulations and the guidelines established by the Board of Directors. The Board of Directors is responsible for reviewing, on an annual basis, whether directors satisfy this independence requirement. Our Board of Directors has determined that the following directors are “independent” as required by NYSE Amex listing standards and NI 58-101: Mr. Palmer, Mr. Ivany, Mr. Mingay, Mr. Wardell and Mr. Sinclair.

Election of Directors by Stockholders

The directors will be elected each year by the stockholders at the annual meeting of stockholders. The Board of Directors will propose a slate of nominees to the stockholders for election to the Board of Directors at such meeting. Between annual meetings of stockholders, the Board of Directors may elect directors to serve until the next such meeting.

Board Leadership Structure

Our Board of Directors does not have a standing policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors. Rather, the Board of Directors selects the Chairman of the Board of Directors in the manner and upon the criteria that it deems best for the Company at the time of selection. Currently, the position of Chief Executive Officer and Chairman are separate, with Scott Caldwell serving as our Chief Executive Officer and Robert Buchan serving as our Chairman.

The Board of Directors believes such separation is appropriate at this time, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management. In addition, separating these roles allows Mr. Caldwell to focus his efforts on running our business and managing the day-to-day challenges faced by our Company, while allowing the Board of Directors to benefit from Mr. Buchan’s extensive experience in leadership roles at a number of successful public companies and his knowledge and expertise in both the Canadian and U.S. capital markets, as well as his ability to support the other members of the Board of Directors and work with the executive team.

As the Chairman, Mr. Buchan is responsible for the leadership, management, development and effective functioning of the Board of Directors and he acts in an advisory capacity to Mr. Caldwell in matters concerning the interests of the Company and the Board of Directors, including those related to the Company’s capital market relationships, strategic direction and merger and acquisition strategy.

Board’s Role in Risk Oversight

The Company management is charged with the day-to-day management of risks the Company faces, and the Board of Directors and its committees are responsible for oversight of financial and operational risk management. The Board of Directors is responsible for creating and amending a risk-management policy against which management is expected to measure its decisions. Risk-management strategies are implemented through the Company’s finance department, led by the Chief Financial Officer. Ongoing communication between the Board of Directors, the Audit Committee and the management team ensures risk-management is addressed and monitored effectively and in a timely manner. The Board of Directors encourages and challenges management to think beyond financial and analytic models and to take into consideration broader and more varied types of risks, however unlikely they may seem, with the view to mitigating those risks where possible. When necessary, the Board of Directors may engage outside advisors to assist management in effectively identifying long-term or strategic risks which may be better observed from an outside point of view.

Our Board leadership structure promotes effective oversight of the company’s risk management for the same reasons that the structure is most effective for the Company, that is, by providing the Chief Executive

Officer and other members of senior management with the responsibility to assess and manage the Company’s day-to-day risk exposure and providing the Board of Directors with the responsibility to oversee these efforts of management.

Risk Assessment Regarding Compensation Policies and Practices

We recently conducted an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we noted the following risk-limiting characteristics of our compensation policies and practices:

•	awards to each employee are limited to a fixed maximum specified in the incentive plan and our senior executive officers receive a fixed salary each year;

•	awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	as of 2009, awards are no longer made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risk to increase Company stock price; and

•

members of the Compensation Committee, in their discretion, approve all final decisions concerning management compensation after reviewing executive and corporate performance and competitive benchmarking data.

Service on Other Boards

The Company recognizes that directors benefit from service on boards of other companies, so long as such service does not conflict with the interests of the Company. Except in unusual circumstances approved by the Board of Directors, a director should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Company Loans and Corporate Opportunities

The Company will not make any personal loans or extensions of credit to directors or executive officers. Directors will make business opportunities related to the Company’s business, if considered corporate opportunities under Delaware law, available to the Company before pursuing the opportunity for the director’s own or another’s account.

Director Orientation and Continuing Education

The Governance Committee will establish and oversee director orientation and continuing education programs. Such programs are the responsibility of the Chief Executive Officer and will be administered by the Chief Financial Officer of the Company. Director orientation and on-going training will include presentations by senior management to familiarize directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers and its internal and independent auditors.

All directors will avail themselves of educational opportunities as appropriate to enable them to perform their duties as directors. Each director is encouraged to visit the Company’s operating site at least once every two years.

Director Stock Ownership Guidelines

All directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the directors and the stockholders, each director is expected to beneficially own, or acquire within three years of becoming a director, shares of common stock of the Company or deferred phantom units, having a market value of three times the annual cash retainer payable under the Company’s director compensation policy.

Access to Management and Independent Advisors

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Chief Financial Officer. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company.

The Board of Directors has the power, acting as a group or committee, to hire independent legal, financial or other advisors as it may deem necessary.

In Camera Sessions

At each regularly scheduled Board of Directors meeting, time will be allotted for non-management directors to meet in an in camera session. At least one time per year, time will be allotted for independent directors to meet in an in camera session. The Chairman of the Corporate Governance Committee or lead independent director will preside at such sessions.

Annual Performance Evaluation

The Board of Directors is committed to regular assessments of its effectiveness, its committees and the individual directors, and as such, the Board of Directors will conduct an annual self-evaluation to determine whether it, its committees and the individual directors are functioning effectively. The Board of Directors has adopted a questionnaire for directors that involves self-evaluation, evaluation of other directors, committees and the Board of Directors as a whole. The Corporate Governance Committee will use the results of these evaluations to make recommendations with a view to continuously improve the effectiveness of the Board of Directors.

Management Succession

The Governance Committee makes an annual report to the Board of Directors on succession planning, which includes policies and principles for CEO selection and performance review as well as policies regarding succession in the event of an emergency or the retirement of the CEO. The entire Board of Directors works with the Governance Committee to evaluate and nominate potential successors to the CEO.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company, including its CEO, CFO, principal accounting officer and persons performing similar functions. The Code of Ethics reaffirms the Company’s high standards of business conduct. The Code of Ethics is part of the Company’s continuing effort to ensure that it complies with all applicable laws, has an effective program to prevent and detect violations of law, and conducts its business with fairness, honesty and integrity. In the unlikely event of a waiver, any such waivers of this code for directors or officers will be approved by the Audit Committee and such waiver will be promptly disclosed to stockholders as required by law. The Code Ethics is located on the Company’s internet website at http://www.alliednevada.com.

CEO Shareholding Requirements

The Board of Directors has adopted a requirement that the Chief Executive Officer shall be required to hold shares equal in value to three times his base salary. The Company believes this measure will support the Company’s objective of aligning the interests of its Chief Executive Officer with the interests of the Company’s stockholders.

Strategic Planning

The Board of Directors recognizes the importance of long-term strategic planning. In order to develop and investigate strategic opportunities with a view to continuing to grow and strengthen the Company’s position going forward, the Board of Directors engages in a series of meetings with a focus on strategic planning.

Communications with Board of Directors

Stockholders who wish to communicate with the Board of Directors, or specific individual directors, may do so by directing correspondence to the Chairman of the Corporate Governance Committee, c/o Allied Nevada Gold Corp., 9790 Gateway Drive, Suite 200, Reno, Nevada 89521, who will arrange for forwarding the correspondence as appropriate. Such correspondence should prominently display the fact that it is a stockholder-director communication. The Board has requested that items unrelated to the duties and responsibilities of the Board, such as junk mail and mass mailings, business solicitations, advertisements and other commercial communications, surveys and questionnaires, and resumes or other job inquiries, not be forwarded.

Compensation of Non-Executive Directors

Pursuant to the compensation program for our non-executive directors, each non-executive member of our Board of Directors receives the following cash compensation for Board of Director services, as applicable:

•	$90,000 per year for service as Chairman;

•	$50,000 per year for service as Audit Committee Chairman;

•	$35,000 per year for services as chairman of other committees;

•	$25,000 per year for services as non-chairman directors;

•	$5,000 per year per committee for service as committee member; and

•	$1,000 for each board meeting attended.

In addition, the Deferred Phantom Unit (“DPU”) Plan was adopted by the Board of Directors in 2009 as an alternative to granting stock options or stock awards. Under the DPU Plan, non-executive directors receive a grant of DPUs on the last day of each fiscal quarter, or such other date recommended by the Compensation Committee and confirmed by the Board. Each DPU has the same value as one Allied Nevada common share. DPUs must be retained until the director leaves the Board, at which time the cash value of the DPUs will be paid out. In the event dividends are declared and paid, additional DPUs would be credited to reflect dividends paid on Allied Nevada’s common shares. In September 2011, the DPU Plan was amended to, among other things, permit the DPUs to be paid in either cash or stock. See “Proposal Six” in this Proxy Statement.

Fiscal 2010 Compensation of Non-Executive Directors Table

The table below sets forth information regarding compensation earned by non-executive directors as compensation for their service to the Company during the fiscal year ended December 31, 2010:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Robert Buchan	95,000	2,820,000	(2)	100,000	(3)	3,015,000
John W. Ivany	50,000	—		—		50,000
Cameron A. Mingay	45,000	—		—		45,000
Terry M. Palmer	55,000	—		—		55,000
Carl Pescio	35,000	—		—		35,000
D. Bruce Sinclair	45,000	—		—		45,000
Robert G. Wardell	45,000	—		—		45,000

(1)	As of December 31, 2010, the following non-executive directors had the following number of equity-based awards outstanding:

•

Mr. Buchan had 300,000 restricted stock units that were vested as 12/31/2010. In addition, Mr. Buchan had 150,000 restricted stock units that were not vested as of 12/31/10. 50,000 of such unvested restricted stock units will vest on each of 7/1/2011, 7/1/2012 and 7/1/2013. In addition, Mr. Buchan had 350,000 options, all of which were vested as of 12/31/2010.

•	Mr. Ivany had 100,000 options, all of which were vested as of 12/31/2010.

•	Mr. Mingay had 40,000 options, all of which were vested as of 12/31/2010.

•	Mr. Palmer had no options as of 12/31/2010.

•	Mr. Pescio had 150,000 options, all of which were vested as of 12/31/2010.

•	Mr. Sinclair had 50,001 options, all of which were vested as of 12/31/2010.

•	Mr. Wardell had no options as of 12/31/2010.

(2)

Aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. On July 1, 2010, Mr. Buchan was awarded 150,000 RSUs, which vest in equal portions on each July 1 of 2011, 2012 and 2013. The RSU value is based upon the fair value of the Company’s stock on the date of grant.

(3)	On June 20, 2010, Mr. Buchan was granted a cash bonus of $100,000. Mr. Buchan donated the $100,000 bonus to charity.

In addition to the compensation set forth in the table above, in 2010, the Company granted an aggregate of 15,250 DPUs to each of Robert Buchan, John W. Ivany, Cameron A. Mingay, Robert G. Wardell, Carl Pescio, D. Bruce Sinclair and Terry M. Palmer, for a total of 106,750 DPUs granted to all non-executive directors during 2010. The aggregate accounting value of these awards as of December 31, 2010 was $2,808,593, and the accounting value on a per-director basis was $401,228.

Including the grants of DPU’s since inception of the program, at December 31, 2010, the Company has granted to its directors a total of 238,000 DPUs with an aggregate accounting value of $6,261,780. This represents 34,000 DPU awards per director, each with an accounting value of $894,540.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2010.

The Company’s management has primary responsibility for the Company’s internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Ehrhardt Keefe Steiner & Hottman PC, is responsible for performing an independent audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has also discussed with Ehrhardt Keefe Steiner& Hottman PC, the Company’s independent registered accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Ehrhardt Keefe Steiner & Hottman PC required by the applicable requirements of the PCAOB, regarding Ehrhardt Keefe Steiner & Hottman PC’s communication with the Audit Committee concerning independence and has discussed with Ehrhardt Keefe Steiner& Hottman PC its independence from the Company. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

AUDIT COMMITTEE

Terry M. Palmer, Chairman

Robert G. Wardell

D. Bruce Sinclair

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Provision of Legal Services

Cameron Mingay, an Allied Nevada director who was appointed in March 2007, is a partner at Cassels Brock& Blackwell LLP (“Cassels Brock”) of Toronto, Ontario, Canada, which since June 2007 has served as outside counsel to Allied Nevada in connection with Canadian securities law matters. Allied Nevada has paid Cassels Brock an aggregate of $294,000 for legal services rendered during the year ended December 31, 2010. In addition, $7,000 was owed to Cassels Brock at December 31, 2010.

Procedures for Approval of Transactions with Related Persons

In March 2007, the Company adopted a written policy relating to the approval of transactions with related persons. Before then, the Company did not have a written policy, and any such transactions were approved by its Board of Directors in accordance with applicable law.

The Company’s written policy for the review of transactions with related persons requires review, approval or ratification of all transactions in which Allied Nevada is a participant and in which an Allied Nevada director, executive officer, a significant stockholder or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company’s proxy statement pursuant to SEC compensation disclosure requirements), as well as transactions in the ordinary course of business where the aggregate amount involved is expected to be less than $5,000. All related party transactions will have to be reported for review by the Corporate Governance Committee of the Board of Directors. Transactions deemed to be pre-approved will not have to be reported to the Committee, except that transactions in the ordinary course of business must be submitted to the Corporate Governance Committee for review at its next following meeting.

Following its review, the Corporate Governance Committee will determine whether these transactions are in, or not inconsistent with, the best interests of Allied Nevada and our stockholders, taking into consideration whether the transactions are on terms no less favorable to Allied Nevada than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock, as of September 21, 2011, by each person known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The percentage of beneficial ownership is based on 89,330,388 shares of the Company’s common stock outstanding as of September 21, 2011. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

	Common Stock
Name and Address of Beneficial Owner	Number of Allied Nevada Shares Beneficially Owned(1)		Percentage of Class
Goodman & Company, Investment Counsel Ltd.	6,340,900	(2)	7.1%
Royce & Associates, LLC	9,119,729	(3)	10.2%
Carl Pescio and Janet Pescio	5,450,000	(4)	6.1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of common stock held by such person as of September 21, 2011, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of September 21, 2011, including those securities held by such person exercisable for or convertible into common stock within 60 days after September 21, 2011. Unless otherwise noted, each of the persons is the record owner of the common stock beneficially held by such person.

(2)

The address of Goodman & Company, Investment Counsel Ltd., is One Adelaide Street East, 29th Floor, Toronto, Ontario M5C 2V9 Canada. The information is based on the amended Schedule 13G filed by Goodman & Company, Investment Counsel Ltd. on February 10, 2011.

(3)	The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151. The information is based on the Schedule 13G filed by Royce & Associates, LLC on March 7, 2011.

(4)

Carl Pescio is a director of the Company. The address of Carl and Janet Pescio is c/o Allied Nevada Gold Corp., 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Shares are beneficially owned by Carl Pescio and his wife, Janet Pescio. Includes 150,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

Security Ownership of Management

The following table sets forth certain information regarding beneficial ownership of common stock as of September 21, 2011 by (i) each of the Company’s named executive officers, directors and nominees, individually and (ii) the Company’s executive officers and directors, as a group. The percentage of beneficial ownership is based on 89,330,388 shares of common stock outstanding as of September 21, 2011. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted. The business address of each person set forth in the table below is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521.

	Common Stock
Name	Number of Allied Nevada Shares Beneficially Owned(1)		Percentage of Class
Carl Pescio	5,450,000	(2)	6.1%
Director

Robert M. Buchan	2,764,800	(3)	3.1%
Chairman of the Board and Director

Scott A. Caldwell	124,944	(4)	*
President and Chief Executive Officer and Director

Hal D. Kirby	50,000		*
Executive Vice President and Chief Financial Officer

David Hill	9,900		*
Vice President of Metallurgical Services

Warren Woods	15,000	(5)	*
Vice President and Hycroft General Manager

David C. Flint	53,607	(6)	*
Vice President, Explorations

John W. Ivany	110,000	(7)	*
Director

Cameron A. Mingay	40,000	(8)	*
Director

Terry M. Palmer	0		*
Director

D. Bruce Sinclair	16,667	(9)	*
Director

Robert G. Wardell	0		*
Director
All executive officers and directors as a group (17 persons)	8,687,293		9.7%

*	Represents less than 1% of the outstanding shares of common stock.

(1)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable ownership total for each person is based on the number of shares of common stock held by such person as of September 21, 2011, plus any securities to which such person has the right to acquire beneficial ownership within 60 days of September 21, 2011, including those securities held by such person exercisable for or convertible into shares of common stock within 60 days after September 21, 2011. Unless otherwise noted, each of the persons is the record owner of the common stock beneficially held by such person.

(2)	Shares are beneficially owned by Carl Pescio and his wife, Janet Pescio. Includes 150,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

(3)	Includes 350,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

(4)	Includes 3,000 shares held for the benefit of Mr. Caldwell’s minor children.

(5)	Includes 10,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

(6)	Includes 200 shares held for the benefit of a minor child, and 28,041 shares underlying options that are exercisable within 60 days of September 21, 2011.

(7)	Includes 100,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

(8)	Includes 40,000 shares underlying options that are exercisable within 60 days of September 21, 2011.

(9)	Includes 16,667 shares underlying options that are exercisable within 60 days of September 21, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.

Based solely on a review of the reports received by the SEC, furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2010, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that two reports, covering a total of four transactions were filed late. Messrs. Flint and Caldwell each filed one late report, with each report consisting of two transactions relating to an exempt option exercise and related sale.

COMPENSATION DISCUSSION AND ANALYSIS

The following contains a description of our compensation programs and objectives with respect to our Named Executive Officers identified in the Summary Compensation table (the “NEOs”).

Executive Summary

The compensation package for our NEOs is composed of the following elements:

Component	Short or Long Term	At Risk or Not	Summary
Base Pay	Short term	Not at risk	Fixed pay that is not subject to financial performance risk.

Cash Incentive Program	Short term	At Risk	Annual cash award that is based on corporate performance, as adjusted, in the sole discretion of the Compensation Committee, for an individual’s performance. Corporate performance metrics are defined no later than the end of January of each year.

Discretionary Bonus Program	Short term	At Risk	Subject to the discretion of the Board of Directors, this pay component is intended to reward performance that the Board of Directors considers exemplary.

Performance Stock Awards	Long Term	At Risk	Commencing in 2009, senior executives were granted performance stock awards. These stock awards are restricted share units which have performance-based vesting requirements. Prior to 2009, the Company granted stock options or restricted share units with time-based vesting only.

The Company’s executive compensation program is designed to align the interests of senior management with stockholders by tying a significant portion of the NEOs’ compensation to the Company’s performance, as measured by a variety of factors during the applicable fiscal year. Under the program, the portion of compensation guaranteed to the NEOs at the beginning of any fiscal year represents only a fraction of the total potential compensation. In the case of our most senior executive, Mr. Caldwell, only about 22% of the value of his target annual compensation during 2010 was assured for the year in the form of his base salary. The value of the remaining 78% of Mr. Caldwell’s target annual compensation, including performance-based annual bonus incentives and restricted share units (“RSUs”), was linked directly to the Company’s performance. Although the percentages differ for the other NEOs, approximately 69% of all annual compensation awarded to the other NEOs is similarly tied to the Company’s performance.

In making decisions on performance-based compensation for fiscal year 2010, the Compensation Committee and the Board of Directors considered the Company’s financial and operational performance in the face of ongoing challenges of a recovering US and global economy. In the face of these conditions, the Compensation Committee and Board of Directors noted that the Company nonetheless experienced a 75% growth in its stock price per share, surpassed its guidance for 2010 gold sales with 102,483 ounces sold in 2010, achieved a cost per ounce sold (net of silver credits) of $418, which was lower than guidance of $450, experienced no significant health, safety or environmental incidents, completed a scoping study and successfully closed a significant equity financing in a challenging economic environment. Taking into account these circumstances, and driven primarily by the application of the applicable performance measures described in detail below, the following determinations were made with respect to the at-risk portion of the NEOs’ compensation:

•	Annual Cash Incentive Program: Our NEOs received a 100% payout under our annual incentive bonus plan, with the exception of minor departures for the individual performance of two NEOs.

•	Discretionary Bonus Program: Four of our NEOs received discretionary cash bonuses.

•	Performance-based Restricted Share Units: 100% of the NEOs’ target number of performance-based RSUs vested that were subject to the 2010 performance criteria.

In addition to the foregoing practices that aim to align the executives’ interests with the interests of management, the Board of Directors adopted a requirement in 2010 that the Chief Executive Officer be required to hold shares of the Company equal in value to three times his base salary. We believe this measure further supports the Company’s objective of aligning the interests of our Chief Executive Officer with the interests of the Company’s stockholders.

How Executive Compensation is Determined and the Role of the Compensation Committee, Management and Consultants

The compensation review process for our NEOs generally takes place during the first quarter of each year with a presentation by the Chief Executive Officer to the Compensation Committee of a review of current compensation philosophies and programs of the Company. The role of the Chief Executive Officer is to provide the Compensation Committee with perspectives on the business context and individual performance of the NEOs (other than the Chief Executive Officer) to assist the Compensation Committee in making its decisions. The Chief Executive Officer also provides the Compensation Committee with historical data relating to base pay, bonus determinations and equity awards.

Typically, the Chief Executive Officer produces an executive compensation review for each NEO, excluding the Chief Executive Officer, which includes specific recommendations for:

•	payouts pursuant to the prior year annual bonus incentive awards;

•	vesting of applicable equity-based awards tied to prior year performance;

•	base salary for the current year;

•	annual bonus incentive award potential for the current year; and

•	annual equity-based incentive award potential for the current year.

After the Chief Executive Officer makes his recommendations to the Compensation Committee regarding the other NEOs, the Chief Executive Officer does not participate further in Compensation Committee deliberations or determinations regarding NEO compensation. The Compensation Committee makes all final decisions concerning all NEO compensation and then submits the determinations to the Board of Directors for ratification. With regard to such ratification by the Board of Directors, the CEO is not present for the deliberations or voting in respect of his own compensation.

Compensation decisions are generally based upon an analysis of competitive benchmarking data and the performance of the Company overall and, at the sole discretion of the Compensation Committee, may also be based upon other considerations such as the individual’s performance, the individual’s influence on the performance of the Company and, where appropriate, the compensation of the individual’s peers within the Company. For purposes of determining NEO compensation levels for the 2010 fiscal year, Hewitt Associates (“Hewitt”) was engaged by the Compensation Committee to conduct a review of compensation data in respect of the NEOs. For 2011 compensation discussions, Mercer was engaged by management to complete a compensation and benefits review of the NEOs, as well as certain other employees of the Company.

Compensation Objectives

The compensation package for our NEOs is specifically designed to achieve two compensation objectives:

•	Attracting and retaining key talent; and

•	Aligning the interests of our executive officers with the interests of the Company’s stockholders.

The compensation package achieves the goal of attracting and retaining key talent in a highly competitive mining environment through a total compensation package that pays at or above market levels, as described in more detail below. The compensation package achieves the goal of aligning the interests of management and the Company’s stockholders by linking the payout of executive officer annual bonus incentive awards, and the vesting of equity-based awards, to the successful performance of the Company, and in turn, to the creation of stockholder of value.

2010 Compensation – The Year in Review

Benchmarking

As part of its evaluation of compensation levels for the 2010 fiscal year, the Compensation Committee approved the retention of Hewitt to, among other things, assist in the establishment of an appropriate peer group to be comprised of companies approximately our size or the size we desire to be in the next few years. Our 2010 peer group was therefore constructed based on the following parameters, as of the date of comparison: mining companies with market values between approximately $470 million and $2.5 billion and sales of less than $730 million.

Based on the foregoing criteria, the peer group recommended by Hewitt based on input from management and the Compensation Committee was comprised of the following peers:

Alamos Gold Inc.	Hecla Mining Co.
Aurizon Mines Ltd.	Jaguar Mining Inc.
Centerra Gold Inc.	Kirkland Lake Gold Inc.
Centamin Egypt	Minefinders Corp Ltd.
Coeur d’Alene Mines Corp.	New Gold Inc.
Gammon Gold Inc.	Northgate Minerals Corp.
Golden Star Resources Ltd.	Pan American Silver Corp.
Great Basin Gold Ltd.	Red Back Mining Inc.

Hewitt was instructed to review the then-current compensation levels of our Chief Executive Officer and Chief Financial Officer and to provide a report summarizing relevant peer group data as to compensation levels. Hewitt’s review with respect to 2010 compensation included benchmarking the base salary, annual bonus incentive potential, total cash (base salary plus bonus potential) and long-term equity-based incentives of the Chief Executive Officer and Chief Financial Officer.

2010 Total Cash Compensation (Salary and Annual Bonus Incentive)

When setting the 2010 short term cash compensation (consisting of base salary and annual bonus incentive) for the Chief Executive Officer and Chief Financial Officer, we generally targeted the 75th percentile of the peer group data as the benchmark. The 75th percentile was determined to be the appropriate target in order to be in a position to attract top talent from a limited talent pool. In addition, by providing our executives with the ability to earn above-average compensation, we are in a better position to retain the quality of senior executives necessary to successfully lead our Company.

With respect to the distribution of total short-term compensation between the salary and bonus incentive components, the Compensation Committee targeted the following distribution, which is generally consistent with the prior year distribution:

Named Executive Officer	Salary as a percent of total short term compensation (%)	Short-term cash incentives as a percent of total short term compensation (%)	Total %
Scott A. Caldwell	50%	50%	100%
Hal D. Kirby	67%	33%	100%

The 2010 cash compensation levels for Messrs. Hill, Woods and Flint were established through an informal process of collecting market pay information, including through conversations with recruiters and professionals in the mining industry, as well as through negotiations with Messrs. Hill, Woods and Flint. Internal pay equity factors were also taken into consideration to ensure that employees at equivalent levels in our organization are paid comparably. The cash compensation of Mr. Woods and Mr. Flint was ultimately determined by the Compensation Committee upon recommendation from the Chief Executive Officer. With respect to Mr. Hill, as he was not an executive at the time of the 2010 salary determinations by the Compensation Committee, Mr. Hill’s 2010 cash compensation was determined by the Chief Executive Officer.

Criteria for Payout of 2010 Annual Bonus Incentive to NEOs

The 2010 annual bonus incentive awards for the NEOs were contingent upon the attainment of the corporate goals described below. Such goals were developed by management and approved by the Board of Directors during January of 2010. The Compensation Committee also retained discretion to consider other factors, such as an individual’s performance and their respective influence over the various performance categories.

After year-end, the Compensation Committee determined to what extent the goals were satisfied, with partial satisfaction warranting partial payout of the bonuses. The 2010 corporate goals for payout of the 2010 incentive bonus awards, and performance results in respect thereof, were the same as were applicable to the 2010 RSU awards (see discussion of goals under the heading below entitled “Performance-Based Conditions for the 2010 RSUs”). Overall, as discussed under such heading, the Compensation Committee’s review of the goals against performance resulted in a determination that 100% of the bonus eligibility was achieved, although the Compensation Committee reserved the right to make upward or downward departures due to individual performance factors. The following table sets forth the final determination of the 2010 annual bonus incentive payouts for the following persons:

Name	Base Salary ($)	Bonus Eligibility (as a % of base salary)	Percentage of Total Eligible Received (%)	Dollar Payout ($)
Scott A. Caldwell	500,000	100%	100%	500,000
Hal D. Kirby	283,000	50%	110%	155,650
David Hill	180,000	30%	93%	50,220
Warren Woods	190,000	30%	100%	57,000
David C. Flint	240,000	30%	100%	72,000

As shown in the foregoing table, the Compensation Committee departed from the 100% annual cash incentive eligibility levels in respect of the bonuses paid to Mr. Kirby and Mr. Hill, on the following basis:

•

Mr. Kirby’s bonus was increased to reflect exemplary performance associated with the completion of the June 2010 equity offering notwithstanding a difficult economic environment and the timely and accurate filing of internal and external reports.

•	Mr. Hill’s bonus was reduced to 93% to reflect the fact that he was a new officer of the Company during 2010 and only held the position for a portion of the year.

Discretionary Bonus Program

The Board of Directors, in its sole discretion, may award a discretionary cash bonus in any given year to one or more of the Company’s NEOs. This pay component is intended to reward performance that the Board of Directors considers exemplary. For 2010, the following NEOs were awarded the following discretionary cash bonuses:

Name	Discretionary Cash Bonus($)
Scott A. Caldwell	100,000
Hal D. Kirby	40,000
David Hill	10,000
Warren Woods	20,000
David C. Flint	20,000

The Board of Directors determined to make such awards due to the Company’s financial and operational performance in the face of ongoing challenges of a recovering U.S. and global economy. In the face of these conditions, the Board of Directors noted that the Company nonetheless experienced a 75% growth in its stock price per share, surpassed its guidance for 2010 gold sales with 102,483 ounces sold in 2010, experienced no significant health, safety or environmental incidents, completed a scoping study and successfully closed a significant equity financing in a challenging economic environment.

2010 Long Term Equity-Based Awards

2010 Long Term Equity-Based Awards to NEOs other than Mr. Hill

Set forth below is a discussion of the long term equity-based awards granted to Messrs. Caldwell, Kirby, Woods and Flint. A discussion of the long term equity based-awards granted to Mr. Hill follows this discussion.

Consistent with the prior year, the Compensation Committee granted long term equity-based awards to Messrs. Messrs. Caldwell, Kirby, Woods and Flint in the form of RSUs. The Compensation Committee chose to award RSUs rather than stock options because it believes that the value of RSUs is more direct and visible than that of stock options. Additionally, RSUs generally require the use of fewer shares than stock options to deliver comparable value to executives.

The Compensation Committee determined the 2010 long term equity-based awards for such NEOs to be a designated percentage of their salaries, as set forth in the following table:

Named Executive Officer	Grant Date Fair Value as a % of Base Compensation	Grant Date Fair Value of Restricted Share Units as of March 10, 2010	Resulting Number of Restricted Share Units(1)
Scott A. Caldwell	250.0%	$999,400	67,800
Hal D. Kirby	150.0%	$424,500	28,800
Warren Woods	100.0%	$190,100	12,900
David Flint	100.0%	$179,800	12,200

(1)

The specific number of RSUs awarded to each such person was determined by dividing the targeted grant date fair value of the award by the closing price of the Company’s common stock on the day the RSUs were awarded.

The RSUs awarded to Mr. Caldwell and Mr. Kirby were determined with reference to the 75th percentile of the peer group data, and the RSUs awarded to Messrs. Woods and Flint were determined through the informal process outlined above under the discussion of their cash compensation. The allocation of the RSU awards is progressive, so that the persons with greater total compensation and higher ranking in the organization will have an increased percentage of compensation paid in RSUs. This ensures that higher paid persons with greater accountability have correspondingly greater “at risk” financial interest in the sustained success of the Company and its stockholders.

Performance-Based Conditions for the 2010 RSUs

The 2010 RSUs awarded to the NEOs (other than to Mr. Hill) provide for vesting at a rate of one-third over three years, provided that performance-based vesting criteria applicable to each such year is satisfied. The performance-based criteria applicable to the vesting of the first one-third of the 2010 RSUs are set forth in the table below. The criteria that are applicable for the second one-third tranche of the 2010 RSUs to vest in 2011 are set forth under the heading below entitled “2011 RSU Performance-Based Vesting Criteria.” The criteria that will be applicable to the final one-third that may vest for 2012 will be determined by the Compensation Committee and ratified by the Board in the early part of 2012. The 2010 criteria applicable to the 2010 RSU grants (and, as mentioned above, the 2010 annual cash incentive awards) were as follows:

Criteria	Weighting and Measurement	Notes
Production	40% - 100,000 ounces of sales 20% - 80,000 ounces of sales 10% - 60,000 ounces of sales or less	Performance between the measures would be prorated

Cost of sales per ounce of gold sold(1)	30% - $450 per ounce 20% - $500 per ounce 10% - $550 per ounce or more	Performance between the measures would be prorated.

Discretionary	0 to 30%

The foregoing performance measures were selected for the following reasons:

•

Ounces of gold sold was selected as gold is the primary product from the Hycroft Mine. By including the physical ounces of gold sold, rather than a revenue measure, management would not be disadvantaged or rewarded for swings in the price of gold that are beyond management’s control.

•	Cost per ounce was selected as a measure of management’s ability to control the operating costs of the Company.

Based on actual performance for the year in respect of the vesting criteria, the resulting vesting percentages under the adopted criteria set forth above were as follows:

Criteria	Actual Percentage Earned
Ounces of gold sold	40%
Cost of sales per ounce of gold sold(1)	30%

Total out of Possible 70% (prior to discretionary portion)	70%

The Compensation Committee determined that the general performance of the Company during 2010 was strong, as evidenced by those items noted in the Executive Summary section of this Compensation Discussion and Analysis. As a result, the Compensation Committee determined that the discretionary vesting component of the 2010 RSUs would vest in full at 30%. This resulted in the determination that each of the tranches of the RSU awards subject to this criteria, namely, the first tranche of the 2010 RSUs and the second tranche of the 2009 RSUs, would vest at 100% of their eligibility.

(1)	“Cost of sales per ounce of gold sold” is a non-GAAP financial measure. For further information regarding this measure, please see the section entitled “Non-GAAP Measures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, incorporated herein by reference.

The following table summarizes the applicable 2009 RSUs that vested as a result of the satisfaction of the 2010 criteria:

Name(1)	Grant Date	Maximum 2009 RSUs available for vesting on March 31, 2011 (equal to 1/3 of total number granted in 2009) (#)	Final 2009 RSU vesting percentage for the second tranche (%)	Final number of 2009 RSUs vested on March 31, 2011 (#)(2)	Total grant date fair value of 2009 RSUs vested on March 31, 2011 ($)
Scott A. Caldwell	June 17, 2009	48,166	100%	48,166	426,275
Hal D. Kirby	June 17, 2009	28,666	100%	28,666	253,700
Warren Woods	June 17, 2009	11,666	100%	11,666	103,250

(1)

David Flint was not determined to be a NEO until 2009. Since the performance-based vesting program was new at the beginning of 2009 and was limited to the 2008 NEOs and Warren Woods, Mr. Flint was not included in the 2009 performance-based RSU plan.

(2)

The specific number of RSUs awarded to each such person was determined by dividing the targeted grant date fair value of the award by the closing price of the Company’s common stock on the day the RSUs were awarded.

The following table summarizes the applicable 2010 RSUs that vested as a result of the satisfaction of the 2010 criteria:

Name	Grant Date	Maximum 2010 RSUs available for vesting on March 31, 2011 (equal to 1/3 of total number granted in 2010) (#)	Final 2010 RSU vesting percentage for the first tranche (%)	Final number of 2010 RSUs vested on March 31, 2011 (#)	Total grant date fair value of 2010 RSUs vested on March 31, 2011 ($)
Scott A. Caldwell	March 10, 2010	22,600	100%	22,600	333,124
Hal D. Kirby	March 10, 2010	9,600	100%	9,600	141,504
Warren Woods	March 10, 2010	4,300	100%	4,300	63,382
David Flint	March 10, 2010	4,066	100%	4,066	59,942

2010 Long Term Equity-Based Awards to Mr. Hill

Mr. Hill was employed in November 2009 as a Corporate Metallurgist and was subsequently promoted to Vice President of Metallurgical Services in June 2010. As a condition of his employment offer, the Company and Mr. Hill negotiated an initial award to Mr. Hill of 12,000 RSUs. Such RSUs were recommended by the Chief Executive Officer and approved by the Board of Directors in January 2010 and provide for equal vesting over a three-year service period. In addition, Mr. Hill was awarded a 2010 annual RSU grant in the amount of 5,700 shares that provides for equal vesting over a three-year service period.

2011 Compensation Decisions

Benchmarking

For purposes of evaluating the 2011 executive compensation for our CEO and CFO, the Compensation Committee approved a targeted peer group comprised of companies that are approximately our size or the size we desire to be in the next few years. Such peer group was constructed based on the following parameters on the date of comparison: mining companies with market values between approximately $210 million and $6.6 billion, sales of less than $1.0 billion and assets of between approximately $220 million and $3.1 billion.

Based on the foregoing criteria, the peer group recommended by Mercer (with limited input from management and the Compensation Committee) for purposes of evaluating CEO and CFO compensation was comprised of the following peers:

Alamos Gold	Gammon Gold	New Gold
Aurizon Mines	Golden Star Resources	Northgate Minerals
Brigus Gold	Hecla Mining	Osisko Mining
Centerra Gold	Iamgold	Pan American Silver
Coeur d’Alene Mines	Jaguar Mining	Stillwater Mining

With respect to the compensation of the three other NEOs, Messrs Hill, Woods and Flint, Mercer utilized the 2010 PricewaterhouseCoopers Mining Industry survey data (the “PWC Survey”) that analyzed the executive compensation practices of mining companies across a broad industry spectrum ranging from small to large companies. The PWC survey was used to evaluate the compensation of Messrs Hill, Woods and Flint, rather than the peer group developed by Mercer, due to the fact that the companies included in the Mercer peer group generally did not make publicly available the compensation data for positions of the type held by Messrs Hill, Woods and Flint. The specific companies included in the PWC Survey were as follows:

Allied Nevada Gold Corp.	Minefinders Corporation Ltd.
Alpha Natural Resources Inc.	Newmont Mining Corporation
Amerikohl Mining, Inc.	New Gold Inc.
AngloGold Ashanti North America Inc.	NovaGold Resources Inc.
Arch Coal Inc.	Peabody Energy
Atlantic Development and Coal, LLC	Pebble Limited Partnership
Centerra Gold Inc.	PotashCorp
Cliffs Natural Resources	Quadra FNX Mining Ltd.
Cloud Peak Energy Inc.	Resolution Copper Mining
Coeur d’Alene Mines Corporation	Rio Tinto – Americas
Consol Energy, Inc.	Rio Tinto Energy Americas
Denison Mines Corp.	Rio Tinto Exploration – Americas
Freeport-McMoran Copper & Gold Inc.	Rio Tinto Minerals
General Moly Inc.	Stillwater Mining Company
Goldcorp Inc.	The Doe Run Company
Golden Predator Corp.	The North American Coal Corporation
Graymont, Inc.	Thompson Creek Metals Company Inc.
Hecla Mining Company	Undisclosed - USA Operations
Intrepid Potash Inc.	Uranerz Energy Corporation
Kiewit Mining Group	Uranium One Inc.
Kemecott Utah Copper Corporation	Vista Gold Corp.
Kinross Gold Corporation	Western Fuels Association, Inc.
Mercator Minerals Ltd.	Westmoreland Coal Company

Mercer was instructed by management to review the then-current compensation levels of our NEOs (as well as certain other key employees) and to provide a report summarizing relevant peer group data as to compensation levels. Mercer’s review with respect to 2011 compensation included benchmarking the base salary, annual bonus incentive potential, total cash (base salary plus bonus potential) and long-term equity-based incentives, in each case with reference to the applicable peer group identified above.

2011 NEO Total Cash Compensation (Salary and Bonus)

When determining the appropriate peer group compensation targets for the various NEOs, the Compensation Committee was of the view that officers having positions of greater significance to the Company should be compensated closer to the third quartile. Accordingly, the Compensation Committee generally targeted

2011 total short term compensation (consisting of base salary and annual bonus incentive potential) for Messrs. Caldwell and Kirby at levels between the median and third quartile of the peer group data, and generally targeted short term compensation levels for the three lower ranking NEOs, Messrs. Hill, Woods and Flint, at a level between the second quartile and the median.

With respect to the distribution of total short term cash compensation between the salary and annual bonus incentive components, the Compensation Committee targeted the following distribution:

Named Executive Officer	Salary as a percent of total short term compensation (%)	Short-term cash incentives as a percent of total short term compensation (%)	Total %
Scott A. Caldwell	50%	50%	100%
Hal D. Kirby	67%	33%	100%
David Hill	77%	23%	100%
Warren Woods	77%	23%	100%
David C. Flint	77%	23%	100%

The allocation between salary and bonus was again targeted at between the median and third quartile for the CEO and CFO, and between the second quartile and the median for our other three NEOs. In making this decision, the Compensation Committee was of the view that a greater portion of total cash compensation should be at-risk for the higher ranking officers relative to the other NEOs. The Compensation Committee believes that this more readily aligns the interests of the most senior executives officers (who are in a position to have the greatest impact on the success of the Company) with those of the Company’s stockholders.

2011 Long Term Equity-Based Awards for NEOs

Amount of RSUs Awarded

As was the case for cash compensation for the CEO and CFO, the Compensation Committee targeted between the median and the third quartile for their long-term incentive compensation. With respect to the lower-ranking NEOs, the Compensation Committee departed from the targets used for cash compensation of such NEOs and instead targeted between the median and the third quartile. Such a departure was made because of the Compensation Committee’s belief that an emphasis on long-term equity awards is important to focus all officers on creation of value to our shareholders, notwithstanding their relative ranking in the organization. Based on the foregoing, the Compensation Committee granted the following RSU awards to the NEOs:

Named Executive Officer	Grant Date Fair Value as a % of Base Compensation	Grant Date Fair Value of Restricted Stock Awards as of Date of Analysis	Resulting Number of Restricted Stock Units(1)
Scott A. Caldwell	250%	$1,375,000	45,833
Hal D. Kirby	176%	$528,125	17,604
Warren Woods	75%	$147,000	4,900
David Flint	125%	$300,000	10,000
David Hill	112.5%	$237,500	7,917

(1)

The specific number of RSUs awarded to each such person was determined by dividing the targeted grant date fair value of the award by the closing price of the Company’s common stock on February 25, 2011.

2011 RSU Performance-Based Vesting Criteria

The 2011 RSUs awarded to the NEOs provide for vesting at a rate of one-third over three years, provided that performance-based vesting criteria applicable to each such year is satisfied. The criteria to which the first tranche of the 2011 RSUs (as well as the second tranche of the 2010 RSUs and the third tranche of the 2009 RSUs) are subject are as follows:

Criteria	Weighting and Measurement	Notes
Production	40% - 125,000 ounces of sales 20% - 100,000 ounces of sales 10% - 90,000 ounces of sales or less	Performance between the measures would be prorated

Cost of sales per ounce of gold sold(1)	30% - $490 per ounce 20% - $525 per ounce 10% - $550 per ounce or more	Performance between the measures would be prorated.

Discretionary	0 to 30%

Termination/Change of Control Benefits

As described in detail below under the heading “Payments Upon Termination or Change of Control,” the Company’s employment agreements with certain members of our management team provide for payments and benefits in the event of certain terminations or in connection with a change in control of the Company. At the time such agreements were negotiated, the Company was a junior mining company, exposing the Company to an increased risk of hostile acquisitions. The terms of the employment agreements with certain members of our management were structured to enhance the likelihood of retaining the services of such officers in the event the Company was to become an acquisition target and to allow management to focus their attention on the Company’s business operations, stockholder value and the attainment of long-term and short-term objectives and provide incentive for our management to act in the best interest of our shareholders in the event the Company were approached by a possible acquiring company. Additionally, the termination provisions provide incentive for our management to act in the best interest of our stockholders without undue concern over their employment or financial situations or the threat that their business decisions will be scrutinized with the benefit of hindsight.

The termination and change of control benefits were established both through the process of negotiating the employment agreements with the employee and through a review of termination and change of control benefits generally available in the mining industry. The review included discussions with recruiters and other persons in the mining industry regarding market practices. In light of the fact that the members of management receiving such benefits were new employees of the Company at the time the benefits were negotiated, and they therefore lacked the prior accumulated wealth that a founder of a company may have, the Company believes that the these benefits are appropriate.

Internal Pay Equity

The Compensation Committee reviewed the Hewitt report for 2010 compensation, the Mercer report for 2011 and the Hewitt report for 2011 and concluded that total compensation for a company’s Chief Executive Officer is generally higher than the total compensation of its Chief Financial Officer and other officers, and that the total compensation of the Chief Financial Officer is generally higher than the total compensation of officers other than the Chief Executive Officer. The relative total compensation for the Company’s executive officers for both 2010 and 2011 followed the same pattern as observed in the Mercer and Hewitt reports, with the Company’s Chief Executive Officer receiving the highest total compensation, followed by the Chief Financial Officer, followed by the remaining officers. As the ordinal pay ranking is consistent with comparator companies, and

(1)	“Cost of sales per ounce of gold sold” is a non-GAAP financial measure. For further information regarding this measure, please see the section entitled “Non-GAAP Measures” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, incorporated herein by reference.

because compensation is generally determined in relation to benchmark data relating to officers holding similar positions at comparator companies, the Compensation Committee believes that the relative compensation among officers is appropriate.

Perquisites and Other Personal Benefits

The Company’s executive officers are not entitled to significant perquisites or other personal benefits not generally offered to our employees other than as disclosed in the Summary Compensation Table. The Company has approved a qualified tax-deferred savings plan (the “401(k) Plan”) in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the terms of this program, the Company provided matching contributions in 2010 of up to 4% of the individual’s contributions. During 2011, the Company adopted an amendment to its 401(k) Plan to increase the matching contributions to 6% of the individual’s contributions. The Compensation Committee considered the benefits review that was included in the Mercer Report for 2011. Based on an analysis of the peer group data, the 2011 Mercer Report indicated the following three changes to the Company’s benefit programs would put the Company in the 50th percentile of the Company’s peer group:

•	The 401(k) plan matching contributions should be increased from 4% to 6%.

•	The Company should implement a nonqualified retirement program for individuals where the IRS limits were exceeded.

•	The life insurance benefits for executive employees should be increased from $50,000 per employee to two-times an employee’s annual salary.

The Compensation Committee, targeting the 50th percentile of the peer group data as the benchmark, amended the 401(k) Plan to adopt the recommendations of the Mercer Report. Consistent with the Company’s compensation philosophy, the Compensation Committee targeted the 50th percentile in order to be in a position to attract top talent from a limited talent pool and to retain the quality of senior executives necessary to successfully lead our Company. The Company is planning to implement the nonqualified retirement program when developed and the increase in life insurance benefits once an appropriate policy can be negotiated.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the following members of the Compensation Committee of the Board of Directors:

D. Bruce Sinclair

John W. Ivany

Robert G. Wardell

EXECUTIVE COMPENSATION

The following table provides information regarding our current executive officers. Each officer is appointed to serve until his successor is chosen and qualifies.

Name, Age	Principal Occupation, Business or Employment(1)
Scott A. Caldwell Age: 54	President and Chief Executive Officer of Allied Nevada from September 2006 to present (Chief Financial Officer of Allied Nevada from September 2006 to April 2007), consultant to Vista Gold Corp. (“Vista”); formerly with Kinross Gold Corporation as Executive Vice President and Chief Operating Officer from March 2003 to August 2006.

Hal D. Kirby Age: 43	Executive Vice President and Chief Financial Officer of Allied Nevada from April 2007 to present; financial and accounting consultant to Allied Nevada from January 2007 to April 2007; not employed from August 2006 to January 2007; formerly with Kinross Gold Corporation as Vice President and Controller from June 2005 to August 2006.

Warren Woods Age: 53	Vice President and Hycroft General Manager at Allied Nevada from January 2008 to present; General Manager – Nome Operations at Nova Gold Resources (Alaska Gold) from September 2005 to January 2008.

David C. Flint Age: 54	Vice President of Exploration of Allied Nevada from August 2007 to present; General Manager of Kennecott Utah Copper from July 2005 to July 2007.

Steven Gill Age: 51	Vice President and Controller of Allied Nevada from January 2008 to present; Director of Financial Reporting at Meridian Gold Company from March 2007 to December 2007; Assistant Corporate Controller of United Components from March 2006 to February 2007; Consultant with Protiviti and Relevante from October 2004 to March 2006. In April 2010, the Company appointed Steven Gill an officer of the Company.

Scott Anderson Age: 52	Vice President, Technical Services of Allied Nevada from October 2009 to present. Mining Consultant based in Moscow, Russia from April 2007 to October 2009; and Manager of Mining for Barrick Russia at Barrick Gold Corporation from February 2005 to March 2007.

Theresa “Tracey” Thom Age: 37	Vice President, Investor Relations of Allied Nevada from April 2009 to present; Vice President, Investor Relations of Andina Minerals from November 2007 to April 2009; Director of Investor Relations and Corporate Communications of Kinross Gold Corp. from May 2003 to November 2007. In April 2010, the Company appointed Tracey Thom an officer of the Company.

David Hill Age: 56	Vice President, Metallurgy of Allied Nevada Gold from November 2009 to present; Superintendent of Strategic Planning of Barrick Goldstrike from November 2002 to October 2009.

Deborah Lassiter Age: 47	Vice President, Environmental Affairs of Allied Nevada from November 2010 to present; Director, Environmental Affairs of Allied Nevada from August 2009 to November 2010; Project Manager of JBR Environmental from September 2007 to August 2009; Twin Creeks Environmental Manager of Newmont Mining Corp. from May 2004 to September 2007.

Michael Moran Age: 68	Vice President, Project Development of Allied Nevada from February 2011 to present; Director of Projects of Starfield Resources Inc. from May 2007 to January 2011; Project Director of Magnesium International Limited from August 2005 to May 2007.

None of the above executive officers have entered into any arrangement or understanding with any other person pursuant to which they were, or are to be, elected as an executive officer of Allied Nevada.

Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs and certain significant employees. Additional information on the components of the total compensation package, including a discussion of the proportion of each element to total compensation, is discussed in the Compensation Discussion and Analysis.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(1) ($)	Option awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All other compensation(4) ($)		Total ($)
Scott A. Caldwell, President and Chief Executive Officer	2008	349,442	—	—	459,000	360,000	8,400		1,176,842
	2009	380,833	—	1,278,825	—	298,400	20,320		1,978,378
	2010	412,939	100,000	999,400	—	500,000	20,143		2,032,482

Hal D. Kirby, Executive Vice President and Chief Financial Officer	2008	241,202	22,000	—	229,500	100,000	19,216		611,918
	2009	270,833	—	761,100	—	85,300	25,855		1,143,088
	2010	281,457	40,000	424,500	—	155,650	18,341	(6)	919,948

David Hill, Vice President of Metallurgical Services(5)	2010	172,750	10,000	274,698	—	50,220	20,122	(7)	527,790

Warren Woods, Vice President and Hycroft General Manager	2008	164,816	3,000	—	162,080	60,000	17,921		407,817
	2009	183,333	—	309,750	—	19,400	25,333		537,816
	2010	189,035	20,000	190,100	—	57,000	25,098	(8)	481,233

David C. Flint, Vice President, Exploration	2008	164,000	—	—	110,160	20,000	3,827		297,987
	2009	166,750	—	86,700	—	30,300	6,912		290,662
	2010	181,319	20,000	179,800	—	72,000	9,266		462,385

(1)

The amounts shown do not reflect compensation actually received by the named executive officers, but represent aggregate grant date fair value for the awards granted in each respective year, calculated in accordance with applicable SEC guidance and FASB ASC 718, excluding estimated forfeitures. The assumptions used to calculate option awards are set forth in Note 16 to the Consolidated Financial Statements. These awards were granted pursuant to our Restricted Share Plan and, with the exception of Mr. Hill’s awards, were subject to performance-based vesting criteria. Mr. Hill’s awards were subject only to time-based vesting. See the discussion under the heading “2010 Compensation – The Year in Review” in the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of these awards and the aforementioned vesting criteria.

(2)

The amounts shown do not reflect compensation actually received by the named executive officers, but represent aggregate grant date fair value for the awards granted in each respective year, calculated in accordance with applicable SEC guidance and FASB ASC 718, excluding estimated forfeitures. The assumptions used to calculate option awards are set forth in Note 16 to the Consolidated Financial Statements.

(3)

These awards were granted pursuant to our annual incentive bonus award program. See “2010 Compensation – The Year in Review” in the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of these awards and the performance-based criteria pursuant to which they vested.

(4)	Unless otherwise noted, all other compensation includes matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

(5)	David Hill was not a NEO during 2008 or 2009; accordingly, only the compensation he earned during 2010 is presented in the foregoing table.

(6)

Amount includes $3,306 for legal and other costs associated with the relocation of Mr. Kirby’s spouse to the United States, $1,275 for relocation allowance and reimbursement of relocation expenses and $13,760 of matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

(7)

Amount includes $14,847 for a relocation allowance and reimbursement of relocation expenses and $5,275 of matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

(8)

Amount includes $10,200 for reimbursement of housing costs, $5,760 for personal use of a Company provided automobile, and $9,138 of matching contributions paid by the Company pursuant to the Allied Nevada Gold Corp. 401(k) Plan.

2010 Grants of Plan-Based Awards

The following table sets forth information regarding fiscal 2010 annual incentive bonus awards and equity-based awards granted to our NEOs.

Name	Grant date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
		Target ($)	Threshold (#)	Target(3) (#)	Maximum (#)
Scott A. Caldwell	03-10-2010		13,560	67,800	67,800		$999,372
	03-10-2010	$500,000

Hal D. Kirby	03-10-2010		5,760	28,800	28,800		$424,512
	03-10-2010	$155,650

David Hill	01-05-2010					12,000	$190,680
	03-10-2010					5,700	$84,018
	03-10-2010	$50,220

Warren Woods	03-10-2010		2,580	12,900	12,900		$190,146
	03-10-2010	$57,000

David C. Flint	03-10-2010		2,440	12,200	12,200		$179,828
	03-10-2010	$72,000

(1)

This column shows the “target” amount payable to each named executive officer under the 2010 Annual Bonus Incentive Plan, based upon the achieved pursuant to the corporate performance goals during the last completed fiscal year. Details regarding such cash awards are contained under the heading “2010 Compensation – The Year in Review” in the “Compensation Discussion and Analysis” section of this Proxy Statement. There are no “threshold” or “maximum” levels available for this award.

(2)

Amounts reflect the number of shares underlying each NEO’s RSU grant. These awards were granted under the Company’s Restricted Share Plan and will vest in whole or in part in three equal installments on March 31 in each of 2011, 2012 and 2013, provided that the performance-based criteria applicable to each such year are satisfied. For a discussion of the performance-based criteria to which the RSUs are subject, see the discussion under the heading “2010 Compensation – The Year in Review” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)	The “target” levels are based on performance for the fiscal year completed December 31, 2010.

(4)

On January 5, 2010 and March 10, 2010, Mr. Hill was granted service-based awards of 12,000 RSUs and 5,700 RSUs, respectively, which vest equally over a three-year period on each anniversary of the respective grant dates and are not subject to any performance criteria.

(5)

The amounts shown do not reflect compensation actually received by the named executive officers, but represent total grant date fair value for the awards granted in each respective year, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The RSU values are based upon the fair value of the Company’s stock on the date of grant.

2010 Option Exercises and Stock Vested

The following table provides information regarding RSU awards that vested and stock options that were exercised by our NEOs during 2010. Option award value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Stock award value is calculated by multiplying the number of shares of restricted stock units vested by the market value of the underlying shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott A. Caldwell	446,253	6,171,814	38,533	638,492
Hal D. Kirby	320,000	4,377,169	22,933	379,999
David Hill	—	—	—	—
Warren Woods	31,333	413,191	3,500	57,995
David C. Flint	37,959	739,026	5,000	82,850

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table provides information regarding stock options and stock awards held by our NEOs and significant employees as of December 31, 2010.

			Option awards(1)				Stock awards
Name	Grant Date		Number of securities underlying unexercised options Exercisable (#)	Number of securities underlying unexercised options(1) unexercisable (#)	Option exercise price(2) ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other that have not vested ($)
Scott A. Caldwell	07-03-2007	(3)	4,386	—	4.35	07-03-2017
	06-17-2009	(4)					48,166	1,267,247	48,167	1,267,265
	03-10-2010	(4)					22,600	594, 606	45,200	1,189,212

Hal D. Kirby	06-17-2009	(4)	—	—	—	—	28,666	754,202	28,667	754,229
	03-10-2010	(4)					9,600	252,576	19,200	505,152

David Hill	01-05-2010	(5)	—	—	—	—	12,000	315,720	—	—
	03-10-2010	(6)					5,700	149,967	—	—

Warren Woods	01-21-2008	(3)	18,667	—	5.05	01-21-2013
	06-17-2009	(4)					11,666	306,932	11,667	306,959
	03-10-2010	(4)					4,300	113,133	8,600	226,266

David C. Flint	09-18-2007	(3)	28,041	—	4.30	09-18-2017
	05-13-2009	(7)					10,000	263,500		131,550
	03-10-2010	(4)					4,066	106,976	8,134	214,006

(1)

See the discussion under the heading of “Payments Upon Termination or Change of Control” for a discussion of vesting of these awards in the event of certain terminations of the NEO and in connection with a change of control.

(2)

Pursuant to the terms of the Allied Nevada 2007 Stock Option Plan, the exercise price for shares of common stock underlying options awarded under the Plan is the closing market price of the common stock on either the TSX or NYSE Amex as of the date of grant.

(3)	Vests in equal installments over a three-year period, beginning on each July 3 of the subsequent fiscal year.

(4)

Vests in equal installments over a three-year period, beginning on each March 31 of the subsequent fiscal year, pursuant to single-year performance-based criteria. See the “Compensation Discussion and Analysis” Section of this proxy for information related to the performance-based vesting criteria.

(5)	Vests in equal installments over a three-year period, beginning on each January 5 of the subsequent fiscal year.

(6)	Vests in equal installments over a three-year period, beginning on each March 31 of the subsequent fiscal year.

(7)	Vests in equal installments over a three-year period, beginning on each March 31 of the subsequent fiscal year.

Employment Agreements

Scott A. Caldwell

On January 11, 2008, Allied Nevada entered into an employment agreement with Scott A. Caldwell, our President and Chief Executive Officer. Pursuant to the terms of his employment agreement, Mr. Caldwell’s employment began effective as of April 16, 2007, and he continues to be employed by the Company on an “at-will” basis.

Pursuant to his employment agreement, Mr. Caldwell receives an annual base salary in the amount of $385,000, as well as a discretionary bonus up to a maximum amount of 100% of his base salary in any calendar year, based upon the achievement by Mr. Caldwell of pre-determined performance targets set by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the Board of Directors. Mr. Caldwell’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Caldwell is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Hal Kirby

On January 11, 2008, Allied Nevada entered into an employment agreement with Hal Kirby, our Executive Vice President and Chief Financial Officer. Pursuant to the terms of his employment agreement, the term of Mr. Kirby’s employment began effective as of April 16, 2007, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Kirby receives an annual base salary in the amount of $275,000, as well as a discretionary bonus up to a maximum amount of 40% of his base salary in any calendar year, based upon the achievement by Mr. Kirby of pre-determined performance targets set by the our President and Chief Executive Officer and approved by our Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by the President and Chief Executive Officer and approved by the Board of Directors. Mr. Kirby’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Kirby is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Pursuant to his employment agreement, Mr. Kirby was reimbursed for relocation from his residence in Toronto, Ontario, Canada.

David Hill

On October 15, 2010, Allied Nevada entered into an employment agreement with David Hill, our Vice President, Metallurgical Services. Pursuant to the terms of his employment agreement, the term of Mr. Hill’s employment began effective as of November 2, 1009, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Hill received an annual base salary in the amount of $162,000, as well as a discretionary bonus up to a maximum amount of 30% of his base salary in any calendar year, based upon the achievement by Mr. Hill of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Hill’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Hill is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

Warren Woods

On March 16, 2009, Allied Nevada entered into an employment agreement with Warren Woods, our General Manager of Hycroft Operations. Pursuant to the terms of his employment agreement, the term of Mr. Woods’s employment began effective as of January 7, 2008, and he shall continue to be employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Woods receives an annual base salary in the amount of $185,000, as well as a discretionary bonus up to a maximum amount of 30% of his base salary in any calendar year, based upon the achievement by Mr. Woods of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus shall be in the sole discretion of the Board of Directors and any bonus shall be earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Woods’s eligibility to receive such bonus is conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Woods is also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

David C. Flint

On October 9, 2008, Allied Nevada entered into an employment agreement with David Flint, our Vice President, Explorations. Pursuant to the terms of his employment agreement, the term of Mr. Flint’s employment began effective as of August 1, 2007, and he was employed by the Company on an “at-will” basis.

Pursuant to the terms of his employment agreement, Mr. Flint received an annual base salary in the amount of $164,000, as well as a discretionary bonus up to a maximum amount of 25% of his base salary in any calendar year, based upon the achievement by Mr. Flint of pre-determined performance targets set by our President and Chief Executive Officer and approved by the Board of Directors. Grant of any such bonus was in the sole discretion of the Board of Directors and any bonus was earned only after grant thereof by our President and Chief Executive Officer and approved by the Board of Directors. Mr. Flint’s eligibility to receive such bonus was conditioned upon his continued employment, both at the time our Board of Directors considers the grant of bonuses and at the time such bonuses are actually granted and paid. Mr. Flint was also entitled to participate in any benefit plans and policies (including, medical, dental, disability, insurance, retirement savings plans or other fringe benefit plans or policies) as we may make available to, or have in effect for, our senior executives.

As a condition to their employment with Allied Nevada and their receipt of the compensation and benefits described above, as well as under the following heading “Payments Upon Termination or Change of Control”, each of Messrs. Caldwell, Kirby, Doyle, Woods and Flint were required to execute and deliver a Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement, a form of which was attached to their individual employment agreements. Under the latter agreement, each of these executives has agreed that during his employment and for one year following termination of his employment with Allied Nevada, he will not carry on business in the State of Nevada which is similar to or in any way competitive with our mineral property-related business, including business conducted with potential joint venture partners with which Allied Nevada is or was actively pursuing a potential business relationship during the applicable period.

Payments Upon Termination or Change of Control

The following table sets forth the payments upon termination or change of control that would have been owed to the persons listed below, assuming such an event occurred as of December 31, 2010 and a price per share of $26.31, the closing price of the Company’s common stock on the NYSE Amex on December 31, 2010:

Name	Termination Without Cause or by Executive for Good Reason ($)	Death or Disability ($)	Voluntary Termination by the Executive (other than for Good Reason) ($)(2)	Termination after change of control ($)
Scott A. Caldwell
Salary	1,000,000	—	41,667	1,000,000
Target bonus payout	1,000,000	—	—	1,000,000
Medical benefit continuation	36,000	—	—	36,000
Equity acceleration	—	—	—	4,318,357
Life insurance	—	50,000	—	—
Total	2,036,000	50,000	41,667	6,354,357
Hal D. Kirby
Salary	600,000	—	25,000	650,000
Target bonus payout	300,000	—	—	325,000
Medical benefit continuation	36,000	—	—	36,000
Equity acceleration	—	—	—	2,266,177
Life insurance	—	50,000	—	—
Total	963,000	50,000	25,000	3,277,177
David Hill
Salary	—	—	15,000	180,000
Target bonus payout	—	—	—	54,000
Medical benefit continuation	—	—	—	6,000
Equity acceleration	—	—	—	465,687
Life insurance	—	50,000	—	—
Total	—	50,000	15,000	705,687
Warren Woods
Salary	—	—	15,833	190,000
Target bonus payout	—	—	—	57,000
Medical benefit continuation	—	—	—	9,000
Equity acceleration	—	—	—	1,302,639
Life insurance	—	50,000	—	—
Total	—	50,000	15,833	1,563,639
David C. Flint
Salary	—	—	20,000	240,000
Target bonus payout	—	—	—	72,000
Medical benefit continuation	—	—	—	9,000
Equity acceleration	—	—	—	584,082
Life insurance	—	50,000	—	—
Total	—	50,000	20,000	905,082

(2)

Assumes the Company immediately accepts the employee’s termination, elects to waive its right to a 30-day notice period and relieves the employee of any obligation to perform duties during the 30-day notice period. Amount reflects the payment of the employee’s compensation and benefits for the term of the 30-day notice period, which is the maximum amount that can be paid to an employee upon voluntary termination (other than for good reason).

Each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Hill, Woods and Flint contain provisions which entitle each of them to payments following termination of their employment in certain circumstances, as described below.

Termination by Allied Nevada Without Cause or by the Executive for Good Reason

Each of the employment agreements between us and Messrs. Caldwell and Kirby, provide that, in the event their employment is terminated by Allied Nevada other than for “cause” (as defined below), or is terminated by any of them for “good reason” (as defined below), they are entitled to receive payment from the Company, when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following severance benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 times their respective base salary then in effect, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, in each case payable promptly following the tenth day after delivery to Allied Nevada of an executed separation agreement and general release, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) continued vesting for a 2 year period of any unvested options and/or restricted share units granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Company’s Stock Option Plan.

The employment agreements of Messrs. Hill, Woods and Flint do not provide any benefits upon termination not for cause or by the executive for good reason.

“Good Reason” is defined under each employment agreement as termination by any of Messrs. Caldwell or Kirby, of their employment not later than one year following the occurrence of any of the following events:

•

A substantial reduction in their respective duties or responsibilities or a material change in their respective reporting responsibilities or title, except those changes generally affecting all members of Allied Nevada’s management;

•	A substantial reduction by Allied Nevada in their respective annual compensation then in effect, except those changes generally affecting all members of Allied Nevada’s management; or

•

A substantial adverse change in their participation in benefits under any benefit plan of Allied Nevada, including pursuant to their individual employment agreement, except those changes generally affecting all members of Allied Nevada’s management.

“Cause” is defined under each employment agreement as the taking of any of the following actions by or against Messrs. Caldwell, Kirby, Hill, Woods or Flint:

•	Commission of an act of fraud or dishonesty which may or does adversely affect Allied Nevada;

•

Conviction or plea of guilty or nolo contendere to or engaging in any felony or crime involving moral turpitude, fraud, misrepresentation or other crime and/or indictment for a crime that, in the reasonable opinion of Allied Nevada, affects the individuals’ ability to perform the duties set forth in his employment agreement and/or reflects negatively upon Allied Nevada;

•

Unauthorized disclosure of the Company’s Proprietary Information, as defined in the Employee Nondisclosure, Noncompetition, Nonsolicitation and Inventions Agreement which results or could have been reasonably foreseen to result, in a material loss to Allied Nevada.

•

Failure (which shall not include any disability as defined in his employment agreement) or refusal to perform the duties and responsibilities of his employment and/or to follow the policies and procedures of Allied Nevada including, without limitation, the failure or refusal to carry out lawful instructions from our President and Chief Executive Officer (except for Mr. Caldwell, as to which the relevant individual is the Chairman of the Board) or Board of Directors which, if such failure or refusal is reasonably possible of being cured in the opinion of Allied Nevada, is not cured within thirty (30) days after written notice from Allied Nevada of such failure or refusal.

Termination by Allied Nevada for Cause or in the Event of Death or Disability

Pursuant to the employment agreements with each of Messrs. Caldwell, Kirby, Hill, Woods and Flint, in the event their employment with Allied Nevada is terminated for “cause” or due to the death or “disability” (as defined below) of any of them, they (or their estate, as applicable) will be entitled to receive payment from the Company, when due, of any unpaid base salary, expense reimbursements and vacation days accrued prior to such termination. Further, in the event their employment with Allied Nevada is terminated as the result of the death or disability of any of them, they (or their estate, as applicable) will be entitled to receive long term disability or life insurance benefits, in the form maintained by Allied Nevada at such time and in which they participated at the time of such termination.

“Disability” is defined under each employment agreement as any illness, injury, accident or condition of either a physical or mental nature as a result of which any of Messrs. Caldwell, Kirby, Hill, Woods and Flint are unable to perform the essential functions of his duties and responsibilities for 90 days during any period of 365 consecutive calendar days or for any consecutive 90-day period.

Voluntary Termination by the Executive

In the event that any of Messrs. Caldwell, Kirby, Hill, Woods or Flint decide to voluntarily terminate their employment with Allied Nevada without “good reason” upon 30 days’ written notice, Allied Nevada, in its discretion, may elect to relieve the employee of any obligation to perform duties during the notice period, waive the notice period and immediately accept termination of the employee’s employment. Should the Company make such election, the Company shall nonetheless continue his compensation and benefits for the term of the notice period, except that no bonus shall be earned or awarded during and after the notice period.

Payments Upon a Change of Control

In addition to the severance obligations described above, each of the employment agreements entered into between Allied Nevada and Messrs. Caldwell, Kirby, Hill, Woods and Flint contain provisions which entitle each of them to certain payments upon a “change of control” (as defined below) of Allied Nevada.

In the event of a “change of control” (as defined below) and the involuntary termination of employment during the one-year period thereafter by Allied Nevada (or any successor entity) other than for “cause”, or by Messrs. Caldwell, Kirby, Hill, Woods and Flint for “good reason”, they will be entitled to payment from the Company (or any successor entity), when due, of unpaid base salary, expense reimbursements and vacation days accrued prior to the date of such termination and will also receive, in exchange for execution and delivery to Allied Nevada of a separation agreement and general release, the following benefits:

•

Pursuant to the employment agreements with Messrs. Caldwell and Kirby, (a) a lump sum severance equal to (i) 2 years of their respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 2 times their respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $36,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to either of them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

•

Pursuant to the employment agreements with Messrs. Hill, Woods and Flint (a) a lump sum severance equal to (i) 12 months of their respective base salary then in effect, payable within 30 days following delivery to Allied Nevada of an executed separation agreement and general release, plus (ii) 1.0 times their respective target bonus for the year in which employment is so terminated, (b) payment of premiums for continuation of health insurance coverage under COBRA (or state equivalent) up to a maximum amount of $9,000, and (c) immediate vesting of any unvested options and/or RSUs granted previously to them, consistent with and subject to the terms and conditions of the RSU Plan and the Option Plan.

“Change of control” is defined under each employment agreement as (i) the occurrence of a merger or consolidation of Allied Nevada, whether or not approved by our Board of Directors, other than (x) a merger or consolidation which would result in the voting securities of Allied Nevada outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of Allied Nevada or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or (y) a merger or consolidation which is in effect a financing transaction for Allied Nevada including, but not limited to, a reverse merger of Allied Nevada into a publicly traded “shell” company, or (ii) the approval by the stockholders of Allied Nevada of an agreement for the sale or disposition by Allied Nevada of all or substantially all of our assets.

EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2010

Equity Compensation Plans Approved by Security Holders	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price or grant date fair value of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Allied Nevada Special Stock Option Plan(1)	26,728	$5.28	(2)	—	(3)
Allied Nevada 2007 Stock Option Plan	931,930	4.71		2,154,934	(4)
Allied Nevada Restricted Share Plan	957,901	10.42		2,154,934	(4)

Total	1,916,559	$7.57		2,154,934	(4)

(1)

The Company established the Allied Nevada Special Stock Option Plan to govern options to purchase shares of common stock granted in connection with the Arrangement to persons who held Vista Gold Corp. stock options at the time of completion of the Arrangement. Options granted pursuant to the Special Option Plan have either a five or ten year term.

(2)

Exercise prices for options granted pursuant to the Special Stock Option Plan during the period shown were converted into U.S. dollars as of the grant date from the stated Canadian dollar amounts as applicable. Realized exercise prices may vary depending upon the currency conversion rates at the time of exercise.

(3)

The Company reserved a total of 619,550 shares of common stock for issuance upon exercise of options granted pursuant to the Allied Nevada Special Stock Option Plan, all of which shares are subject to options granted in connection with the Arrangement. All such options were granted pursuant to individual stock option agreements entered into between the Company and each participant, dated as of May 10, 2007. As of December 31, 2010, 525,999 shares of common stock subject to these options had been exercised, while options to purchase a total of 66,823 shares of common stock had expired unexercised. Pursuant to the terms of the Special Stock Option Plan, expired options are not available for reissuance.

(4)

The Company has reserved an aggregate total of 6,900,000 shares of common stock available for issuance under both the Allied Nevada 2007 Stock Option Plan and the Allied Nevada Restricted Share Plan. Such amount reflects the aggregate number of shares of common stock available for issuance under both such plans, less (i) the number of shares of common stock subject to outstanding RSUs, (ii) the number of shares of common stock subject to outstanding options (iii) the number of shares of common stock that have been issued upon the settlement of RSUs, and (iv) the number of shares of common stock that have been issued upon exercise of options.

For a brief description of the material features of each plan, please see footnote 16 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

PROPOSAL TWO:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed under the “Compensation Discussion and Analysis” section of this Proxy Statement.

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both the Company’s financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, short-term and long-term incentive programs to make executive pay dependent on the Company’s performance (or “at-risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at-risk” increases. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution:

RESOLVED, that the stockholders of Allied Nevada Gold Corp. approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative executive compensation disclosures set forth in the Company’s 2011 annual meeting proxy statement.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes will not be treated as votes cast and, therefore, will have no effect on this proposal. Abstentions will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ADOPTION OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE COMPENSATION OF OUR NEOs.

PROPOSAL THREE:

FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, and Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote to approve or not approve the compensation of our NEOs. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years.

After careful consideration of this proposal, our Board of Directors determined that an advisory vote on executive compensation that occurs every three years is the most appropriate choice for the Company, as a triennial vote complements the Company’s goal to create a compensation program that enhances long-term stockholder value. As described in the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to motivate executives to achieve short-term and long-term corporate goals that enhance stockholder value. To facilitate the creation of long-term, sustainable stockholder value, certain of our compensation awards are contingent upon successful completion of multi-year performance and service periods. A triennial vote will provide stockholders the ability to evaluate our compensation program over a time period similar to the periods associated with our compensation awards, allowing them to compare the Company’s compensation program to the long-term performance of the Company.

The Compensation Committee would similarly benefit from this longer time period between advisory votes. Three years will give the Compensation Committee sufficient time to fully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes. In addition, this period will provide the time necessary for implemented changes to take effect and the effectiveness of such changes to be properly assessed. The greater time period between votes will also allow the Compensation Committee to consider various factors that impact the Company’s financial performance, stockholder sentiments and executive pay on a long-term basis. The Board of Directors believes anything less than a triennial vote will yield a short-term mindset and detract from the long-term interests and goals of the Company.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY THREE YEARS,” as recommended by the Board of Directors, “EVERY TWO YEARS” or “EVERY ONE YEAR,” or you may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the stockholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

Vote Required and Board of Directors Recommendation

Approval of a voting frequency requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will not be treated as votes cast on this proposal and, therefore, will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING TO HOLD AN ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NEOs “EVERY THREE YEARS.”

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) to serve as our independent auditors for the fiscal year ending December 31, 2011, and the Board of Directors is requesting stockholders to ratify this appointment. If the stockholders do not ratify this appointment, another independent registered public accounting firm will be considered by the Audit Committee.

Representatives of EKS&H are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. These representatives will also be available to answer appropriate questions of stockholders.

Aggregate fees billed by EKS&H for professional services rendered to us for the fiscal years ended December 31, 2010 and 2009 were 180,881 and $325,253, respectively. A breakdown of the fees paid by Allied Nevada is provided in the following table:

	Years ended December 31,
	2009	2010
Audit Fees(1)	$292,326	$312,902
Audit-Related Fees(2)	32,927	21,328
Tax Fees(3)	—	—
All Other Fees(4)	—	16,000

Total Fees	$325,253	$350,230

(1)

“Audit Fees” include fees billed by EKS&H for the integrated audit of the annual financial statements included in our annual report on Form 10-K and for the review of the financial statements included in our quarterly reports on Form 10-Q.

(2)	“Audit-Related Fees” include fees for services such as accounting consultations and review of other SEC filings.

(3)	EKS&H did not provide any tax-related services to the Company during the fiscal years ended December 31, 2010 and 2009.

(4)	“Other Fees” includes those related the EKS&H’s audit of the Company’s 401(K) Plan.

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance all engagements for services provided by the Company’s external accountants. For 2010 and 2009, all of the services related to amounts billed by the Company’s external accountants were pre-approved by the Audit Committee.

The Audit Committee has established procedures for engagement of EKS&H to perform services other than audit, review, and attest services. In order to safeguard the independence of EKS&H, prior to each engagement to perform such non-audit service, (i) management and EKS&H affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable rules, rules or regulations; (ii) management describes the reasons for hiring EKS&H to perform the services; and (iii) EKS&H affirms to the Audit Committee that it is qualified to perform the services. All services provided by EKS&H were permissible under applicable laws, rules, and regulations and were pre-approved by the Audit Committee in accordance with its procedures. None of the services related to the “Audit-Related Fees” described above were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

Vote Required and Board of Directors Recommendation

Ratification of the selection of Ehrhardt Keefe Steiner& Hottman PC as our independent auditors requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes will not be treated as votes cast and, therefore, will have no effect on the ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors. Abstentions will have the effect of a vote against the ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL FIVE:

APPROVAL OF THE AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

Our Board of Directors approved an amendment to and restatement of our certificate of incorporation, subject to stockholder approval, to, among other things, increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000 shares (the “First Amended and Restated Certificate of Incorporation”). We currently have 10,000,000 shares of preferred stock authorized, which would remain unchanged.

This proposal would not affect the validity or status of any currently outstanding shares of common stock. Of the 100,000,000 currently authorized shares of common stock, as of September 21, 2011, we had 89,330,388 shares of common stock outstanding, and approximately 988,005 shares subject to outstanding RSUs and approximately 820,736 shares subject to outstanding stock options issued under our equity plans. We do not have any shares of preferred stock outstanding or any rights to acquire preferred stock outstanding.

Our Board of Directors has determined that it would be in the best interests of the Company to adopt the First Amended and Restated Certificate of Incorporation in order to provide the Company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities or issuances of stock dividends, without the need to obtain additional stockholder approval at the time of such issuances. Although the Company has no current plans to issue any additional shares of common stock, other than in connection with the granting of equity-based awards to employees and directors, we continuously evaluate potential financing, acquisition and other corporate opportunities, some of which may require the issuance of our common stock.

Unless otherwise required by applicable law or regulation, the shares of common stock to be authorized will be issued without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock. Common stock holders do not have any preemptive rights.

The shares will be available for issuance upon the approval of our Board of Directors for proper corporate purposes, including but not limited to, stock dividends, stock splits, acquisitions, financings and equity compensation plans. The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of the Company.

The Board of Directors also adopted other insignificant, administrative amendments to the Company’s certificate of incorporation, which include updates based on legal developments and which provide greater clarity of currently-existing provisions of the certificate of incorporation. Such changes are reflected in the marked version of the Company’s certificate of incorporation showing all proposed amendments, attached to this Proxy Statement as Exhibit A.

In accordance with the Delaware General Corporation Law, the Board of Directors has reserved the right, in the exercise of its discretion, to abandon the First Amended and Restated Certificate of Incorporation, regardless of whether the stockholders approve the First Amended and Restated Certificate of Incorporation.

If the First Amended and Restated Certificate of Incorporation is approved by the stockholders and it is not abandoned by the Board of Directors, it will become effective upon filing of the First Amended and Restated Certificate of Incorporation, in the form set forth as Appendix B to this Proxy Statement, with the Secretary of State of the State of Delaware, which filing is expected to occur soon after the Annual Meeting. The foregoing descriptions of the material amendments to the Company’s certificate of incorporation is not complete, and is qualified in its entirety by the full text of the First Amended and Restated Certificate of Incorporation, of which a marked copy showing all of the proposed amendments is attached to this Proxy Statement as Appendix A.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes and abstentions will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

PROPOSAL SIX:

APPROVAL OF THE DEFERRED PHANTOM UNIT PLAN

The Board of Directors proposes that the stockholders of the Company approve the Allied Nevada Gold Corp. Deferred Phantom Unit Plan, as amended and restated (the “DPU Plan”), which, among other things, permits the DPUs granted under the DPU Plan to be paid in either cash or shares of the Company’s common stock and makes 300,000 shares of the Company’s common stock available for grant or award under the DPU Plan.

Amendment to the DPU Plan

The original DPU Plan (the “Original DPU Plan”) was initially adopted by the Board of Directors in 2009 as an alternative to granting stock options or stock awards to non-executive directors. Under the Original DPU Plan, non-executive directors received a grant of deferred phantom units on the last day of each fiscal quarter, or such other date recommended by the Compensation Committee and confirmed by the Board of Directors. Each deferred phantom unit had the same value as one Allied Nevada common share and was retained by each non-executive director until the director left the Board, at which time the cash value of the deferred phantom units would be paid out. The Original DPU Plan did not permit the deferred phantom units to be paid in shares of the Company’s common stock.

The DPU Plan operates the same way as the Original DPU Plan, except that the DPU Plan permits each non-executive director’s accrued DPUs to be paid in either cash or shares of the Company’s common stock upon such director’s departure from the Board of Directors, as opposed to only cash. The DPU Plan also makes available a maximum of 300,000 shares of the Company’s common stock for grant or award under the DPU Plan. In addition to the foregoing amendments, the DPU Plan also contains administrative amendments and certain other changes to reflect requirements of the U.S. and Canadian tax codes.

The Board of Directors has determined that amending the Original DPU Plan as described above is in the best interests of the Company and the stockholders because it will reduce the variability in the earnings charges required under the accounting rules for cash-based awards and will provide the Company with additional flexibility in its use of cash.

The Board of Directors has approved the submission of the DPU Plan for approval by the stockholders of the Company, but has reserved the right, in the exercise of its discretion, to abandon the DPU Plan, regardless of whether the stockholders approve the DPU Plan. The DPU Plan is also subject to regulatory approval.

Summary of the DPU Plan

The following is a summary description of the material provisions of the DPU Plan, as proposed to be amended, and is qualified in its entirety by the full text of the DPU Plan, attached to this Proxy Statement as Appendix C.

Brief Overview

The Original DPU Plan was adopted by the Board of Directors in 2009 as an alternative to granting stock options or stock awards. Under the DPU Plan, non-executive directors receive a grant of DPUs on the last day of each fiscal quarter, or such other date recommended by the Compensation Committee and confirmed by the Board of Directors. Each DPU has the same value as one Allied Nevada common share. DPUs must be retained until the director leaves the Board of Directors, at which time the value of the DPUs will be paid out in either cash or shares of the Company’s common stock. In the event dividends are declared and paid, additional DPUs would be credited to reflect dividends paid on the Company’s common shares.

Purpose of the DPU Plan

The purpose of this DPU Plan is to strengthen the alignment of interests between the non-executive directors and the shareholders of the Company by linking a portion of each non-executive director’s annual compensation to the future value of the Company’s common shares. In addition, the DPU Plan advances the interests of the Company by motivating, attracting and retaining the Company’s directors and encouraging their commitment and performance.

Administration

The DPU Plan is administered by the Company’s Board of Directors, or, if the Board of Directors so delegates, by a compensation committee of the Company (the “Committee”). The Committee has full discretionary authority to administer the DPU Plan, including the authority to interpret and construe any provision of the DPU Plan and to adopt, amend and rescind rules and regulations for administering the DPU Plan as the Committee deems necessary to comply with the provisions of the DPU Plan. The Committee shall also have the authority to make any special grant of DPUs to non-executive directors at any time the Committee deems appropriate.

Eligible Participants

Members of the Board of Directors of the Company or certain of the Company’s affiliates, who are not employees or consultants of the Company or certain of the Company’s affiliates, are eligible to receive awards or grants under the DPU Plan. As of the date of the date of this Proxy Statement, all of the Company’s non-executive directors (seven in total) were eligible to receive awards under the DPU Plan.

Redemption

Each outstanding DPU held by a participant who ceases to be an eligible participant shall be redeemed by the Company following the relevant Separation Date (as defined the DPU Plan) for a payment (a “DPU Payment”) made by the Company to the participant in one of the following methods, as determined by the Committee in its sole discretion: (a) the issuance of one previously unissued share of the Company’s common stock for each whole DPU credited to such participant’s account, with the value of any fractional deferred phantom units to be paid in cash; or (b) a cash payment by the Company to the participant equal to the number of DPUs standing to a participant’s credit, multiplied by the market value of a share of the Company’s common stock on the Separation Date.

The DPU Payment will be made to the participant on such date as the Company determines not later than 60 days after the Separation Date without any further action on the part of the participant. Notwithstanding the foregoing, if a participant who’s benefit under the DPU Plan is subject to Section 409A of the U.S. Internal Revenue Code, and such participant is also a “specified employee” as that term is defined under Section 409A of the U.S. Internal Revenue Code (generally, one of the top 50 highest paid officers of the Company, a subsidiary or any affiliate thereof), the redemption event shall not occur until the first day of the seventh month following the Separation Date, if necessary to comply with Section 409A of the U.S. Internal Revenue Code.

Withholding Taxes

The Company or certain affiliates of the Company may take such steps, including the sale or other disposition, for and on behalf of the participant, of any common shares of the Company issuable on the redemption of the DPUs, as are considered necessary or appropriate for the withholding of any taxes or other amounts that are required by any law or regulation of any governmental authority to withhold.

Maximum Number of Shares Subject to the DPU Plan

Subject to certain adjustments, the maximum aggregate number of shares of the Company’s common stock that may be issued under the DPU Plan is 300,000 authorized but unissued common shares. On September 21, 2011, the closing price of a share of the Company’s common stock on the NYSE Amex LLC was $43.24.

For purposes of determining the number of the Company’s common shares available for issuance under the DPU Plan, the number of common shares covered by a DPU shall be counted against the aggregate number of common shares available under the DPU Plan on the date the DPU is issued, and the number of common shares that shall be counted against the DPU Plan shall be equal to the number of common shares the participant would be entitled to if a DPU Payment were made on the date the DPU is issued. If a DPU is terminated without delivery of any common shares, then the number of common shares counted against the aggregate number of the common shares available under the DPU Plan with respect to such DPU, to the extent of any such termination, shall again be available under the DPU Plan.

The aggregate number of the Company’s common shares issuable to insiders (as such term is defined under the TSX Company Manual) pursuant to DPUs and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of the Company’s common shares then outstanding. The aggregate number of the Company’s common shares issued to insiders pursuant to DPUs and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of the Company’s common shares then outstanding.

Amendments to the DPU Plan

The Committee may from time to time, in the absolute discretion of the Committee, amend, modify and change (without obtaining shareholder approval) the provisions of the DPU Plan, provided that any amendment, modification or change to the provisions of the DPU Plan which would:

•	materially increase the benefits under the DPU Plan;

•	materially modify the requirements as to eligibility for participation in the DPU Plan;

•	increase the number of common shares, other than as contemplated under the DPU Plan, which may be issued pursuant to the DPU Plan; or

•	terminate the DPU Plan

shall only be effective upon such amendment, modification or change being approved by (a) the Company’s Board of Directors and (b) by the shareholders of the Company, if required by the TSX, the NYSE Amex LLC or any other stock exchange on which the Company’s common shares are listed, or any other regulatory authorities having jurisdiction over the Company; provided any such amendment shall be effective only if the DPU Plan will continue to meet the requirements of paragraph 6801(d) of the regulations to the Income Tax Act (Canada) or any successor to such provision.

Adjustment

In the event there is any change to the Company’s common stock, whether by reason of a stock dividend, stock split, reverse stock split, consolidation, subdivision, reclassification or otherwise, an appropriate proportionate adjustment shall be made by the Committee with respect to the number of DPUs then outstanding under the DPU Plan as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights. Subject to any applicable regulatory approval, all such adjustments, as determined by the Committee, shall be conclusive, final and binding for all purposes of the DPU Plan.

New Plan Benefits

Because the amount and composition of awards to be granted in the future under the DPU Plan is at the discretion of the Committee, it is not possible to determine the benefits or the amounts received or that will be received under the DPU Plan by our non-executive directors.

Vote Required and Board of Directors Recommendation

We are asking our stockholders to indicate their support for the foregoing proposal to approve the DPU Plan by voting “FOR” the following resolution:

RESOLVED, that the Allied Nevada Gold Corp. Deferred Phantom Unit Plan, as amended and restated, in the form attached as Appendix C to this Proxy Statement, is hereby approved and ratified.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes will not be treated as votes cast and, therefore, will have no effect on this proposal. Abstentions will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE

DEFERRED PHANTOM UNIT PLAN.

PROPOSAL SEVEN:

APPROVAL OF THE DEFERRED SHARE UNIT PLAN

The Board of Directors proposes that the stockholders of the Company approve the Allied Nevada Gold Corp. Deferred Share Unit Plan (the “DSU Plan”), which, among other things, provides for the award of Deferred Share Units ( “DSUs”) to non-employee directors of the Company, as further described below.

Adoption of Restricted Share Plan

On September 7, 2011, the Board of Directors adopted the DSU Plan, subject to stockholder approval. The DSU Plan is intended to replace the DPU Plan, and all future equity-based awards granted to non-employee directors are expected to be granted under the DSU Plan, as opposed to the DPU Plan.

The Board of Directors has approved the submission of the DSU Plan for approval by the stockholders of the Company, but has reserved the right, in the exercise of its discretion, to abandon the DSU Plan, regardless of whether the stockholders approve the DSU Plan. The DSU Plan is also subject to regulatory approval.

Summary of the DSU Plan

The following is a summary description of the material provisions of the DSU Plan and is qualified in its entirety by the full text of the DSU Plan, attached to this Proxy Statement as Appendix D.

Brief Overview

Under the DSU Plan, non-executive directors may receive a grant of DSUs on April 1 of each year, or such other date recommended by the Committee (as defined below) and confirmed by the Board of Directors. Each DSU is equivalent to one Allied Nevada common share. DSUs must be retained until the director leaves the Board of Directors, at which time the DSUs will be paid out in shares of the Company’s common stock. In the event dividends are declared and paid, additional DSUs would be credited to reflect dividends paid on the Company’s common shares.

Purpose of the DSU Plan

The purpose of this DSU Plan is to strengthen the alignment of interests between the non-executive directors and the stockholders of the Company by linking a portion of each non-executive director’s annual compensation to the future value of the Company’s common shares. In addition, the DSU Plan advances the interests of the Company by motivating, attracting and retaining the Company’s directors and encouraging their commitment and performance.

Administration

The DSU Plan is administered by the Company’s Board of Directors, or, if the Board of Directors so delegates, by a compensation committee of the Company (the “Committee”). The Committee has full discretionary authority to administer the DSU Plan, including the authority to interpret and construe any provision of the DSU Plan and to adopt, amend and rescind rules and regulations for administering the DSU Plan as the Committee deems necessary to comply with the provisions of the DSU Plan. The Committee shall also have the authority to make any special grant of DSUs to non-executive directors at any time the Committee deems appropriate.

Eligible Participants

Members of the Board of Directors of the Company or certain of the Company’s affiliates, who are not employees or consultants of the Company or certain of the Company’s affiliates, are eligible to receive awards or grants under the DSU Plan. As of the date of the date of this Proxy Statement, all of the Company’s non-executive directors (seven in total) were eligible to receive awards under the DSU Plan.

Issuance of Deferred Share Units

Subject to the terms of the DSU Plan, the Committee shall determine the annual remuneration of non-employee directors by February 1 of each year, or such other date recommended by the Committee and confirmed by the Board, and the number of DSUs shall be automatically granted and issued to each Eligible Director on April 1 of each year, or such other date recommend by the Committee and confirmed by the Board (the “DSU Grant Date”).

The Committee may also make additional determinations from time to time with respect to the number of DSUs to be issued to new non-employee directors appointed from time to time.

Notwithstanding any of the foregoing, the Committee shall have the authority to make any special grant of DSUs to non-employee directors, in such numbers, and at any time as the Committee will deem appropriate.

Redemption

Each outstanding DSU held by a participant shall be redeemed by the Company on the earlier of the participant’s separation date (as defined in the DSU Plan) or the date of a “change of control” (as defined in the DSU Plan), less applicable statutory source deductions. Fractional DSUs will be cancelled. One previously unissued share of the Company’s common stock for each whole DSU granted or credited to each participant (the “DSU Payment”) shall be paid to the participant on such date as the Company determines, not later than 60 days after the applicable separation date or date of change of control, without any further action on the part of the participant, and the participant shall have no ability to influence the calendar year in which the DSU Payment shall be made.

Notwithstanding the foregoing, if a non-employee director is a “specified employee” as that term is defined under section 409A of the Code (generally, one of the top 50 highest paid officers of the Company, a subsidiary or any affiliate thereof), and if the redemption is on account of the participant’s separation, then the redemption shall not occur until the first day of the seventh month following the such participant’s separation date if necessary to comply with section 409A.

Where DSUs have been granted to a participant with reference to his or her director remuneration for a year, in the event such Participant resigns during such year or is not re-elected to the Board for the balance of such year, the participant will be only entitled to a pro-rated DSU Payment in respect of such DSUs based on the number of days such year that the participant was eligible under the DSU Plan.

Withholding Taxes

The Company or certain affiliates of the Company may take such steps, including, but not limited to, the sale or other disposition, for and on behalf of the participant, of any common shares of the Company issuable on the redemption of the DSUs, as are considered necessary or appropriate for the withholding of any taxes or other amounts that are required by any law or regulation of any governmental authority to withhold.

Maximum Number of Shares Subject to the DSU Plan

Subject to certain adjustments, the maximum aggregate number of common shares of the Company that may be issued under the DSU Plan is 500,000 authorized but previously unissued common shares. On September 21, 2011, the closing price of a share of the Company’s common stock on the NYSE Amex LLC was $43.24.

For purposes of determining the number of the Company’s common shares available for issuance under the DSU Plan, the number of common shares covered by a DSU shall be counted against the aggregate number of common shares available under the DSU Plan on the DSU Grant Date, and the number of common shares that shall be counted against the DSU Plan shall be equal to the number of common shares the participant would be entitled to if the DSU Payment were made on the DSU Grant Date. If a DSU is terminated without delivery of any common shares, then the number of common shares counted against the aggregate number of the common shares available under the DSU Plan with respect to such DSU, to the extent of any such termination, shall again be available under the DSU Plan.

The aggregate number of the Company’s common shares issuable to insiders (as such term is defined under the TSX Company Manual) pursuant to DSUs and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of the Company’s common shares then outstanding. The aggregate number of the Company’s common shares issued to insiders pursuant to DSUs and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of the Company’s common shares then outstanding.

Amendments to the DSU Plan

The Committee may, from time to time, in the absolute discretion of the Committee amend (without stockholder approval), modify and change the provisions of the DSU Plan, provided that no such amendment will cause any DSUs awarded under the DSU Plan that are subject to Section 409A of the U.S. Internal Revenue Code to fail to comply with the requirements of Section 409A of the U.S. Internal Revenue Code, and provided further that any amendment, modification or change to the provisions of the DSU Plan which would:

•	materially increase the benefits of the holder under the DSU Plan to the detriment of the Company and its stockholders;

•	increase the number of common shares of the Company, other than by virtue of Section 5.04 of the DSU Plan, which may be issued pursuant to the DSU Plan;

•	reduce the range of amendments requiring stockholder approval contemplated in under the DSU Plan;

•	permit DSUs to be transferred other than for normal estate settlement purposes; or

•	materially modify the requirements as to eligibility for participation in the DSU Plan;

shall only be effective upon such amendment, modification or change being approved by the stockholders of the Company, if required by the TSX, the NYSE Amex or any other stock exchange on which the common shares of the Company are listed, or any other regulatory authorities having jurisdiction over the Company. In addition, any such amendment, modification or change of any provision of the DSU Plan shall be subject to the approval, if required, by any regulatory authority having jurisdiction over the securities of the Company.

Adjustment

In the event there is any change to the Company’s common stock, whether by reason of a stock dividend, stock split, reverse stock split, consolidation, subdivision, reclassification or otherwise, an appropriate proportionate adjustment shall be made by the Committee with respect to the number of DSUs then outstanding under the DSU Plan as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights. Subject to any applicable regulatory approval, all such adjustments, as determined by the Committee, shall be conclusive, final and binding for all purposes of the DSU Plan.

Term

The DSU Plan is effective as of the date of stockholder approval, and shall remain in effect until it is terminated by the Board, subject to the requirements of the exchange upon which the common shares of the Company are then listed. Upon termination of the DSU Plan, the Company shall redeem all remaining DSUs, as at the applicable separation date for each of the remaining participants.

New Plan Benefits

Because the amount and composition of awards to be granted in the future under the DSU Plan is at the discretion of the Committee, it is not possible to determine the benefits or the amounts received or that will be received under the DSU Plan by our non-executive directors.

Vote Required and Board of Directors Recommendation

We are asking our stockholders to indicate their support for the foregoing proposal to approve the DSU Plan by voting “FOR” the following resolution:

RESOLVED, that the Allied Nevada Gold Corp. Deferred Share Unit Plan, in the form attached as Appendix D to this Proxy Statement, is hereby approved and ratified.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, broker non-votes will not be treated as votes cast and, therefore, will have no effect on this proposal. Abstentions will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE DEFERRED SHARE UNIT PLAN.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in our Proxy Statement and form of proxy for next year’s annual meeting of stockholders, proposals of stockholders intended to be presented at next year’s annual meeting of stockholders must be delivered to or mailed and received at our principal executive offices not later than the close of business on Thursday, June 21, 2012. However, if next year’s annual meeting is changed by more than 30 days from October 19, 2012, the anniversary of the date of this year’s annual meeting, then the deadline to submit a proposal to be considered for inclusion in next year’s Proxy Statement and form of proxy, including a proposal to nominate a person for election to the Board of Directors, is a reasonable time before the Company begins to print and mail its proxy materials.

A stockholder of the Company may wish to have a proposal presented at next year’s annual meeting of stockholders, including a proposal to nominate a person for election to the Board of Directors, but not to have such proposal included in our Proxy Statement and form of proxy relating to that meeting. Under our By-laws, for notice of any such proposal to be timely, the notice must be received by us at received at our principal executive offices no earlier than June 21, 2012 and no later than July 21, 2012. If the notice is not received within such time period, we will have the right to exercise discretionary authority with respect to the inclusion of such proposal at the annual meeting. However, if the date of next year’s annual meeting of stockholders is changed by more than 30 days from October 19, 2012, the anniversary date of this year’s annual meeting, our bylaws require that stockholder proposals must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of next year’s annual meeting of stockholders is mailed or (ii) the day on which the Company publicly discloses the date of next year’s annual meeting of stockholders.

As required under our By-laws, stockholder proposals are to be directed to our corporate Secretary at our address set forth on the first page of this Proxy Statement and are required to set forth the following:

•

as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business;

•

as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent of a stockholder proposal.

AVAILABILITY OF CERTAIN DOCUMENTS

The Code of Ethics and the Charters for the Audit, Compensation, Nominating and Corporate Governance Committees of the Company’s Board of Directors are published on the Company’s website at www.alliednevada.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement. The Company’s 2010 Annual Report on Form 10-K, including financial statements, is available through the SEC’s website at http://www.sec.gov, through the Company’s website at http://www.alliednevada.com and through http://www.sedar.com.

At the written request of any stockholder who owns common stock on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2010 Annual Report on Form 10-K, including the financial statements but not including exhibits. Upon your request and for a reasonable fee, the Company will provide copies of the exhibits. Requests for additional paper copies of the 2010 Annual Report on Form 10-K should be mailed to:

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

Attention: Hal D. Kirby, Chief Financial Officer

“HOUSEHOLDING” OF PROXY MATERIALS

We have adopted a procedure that permits us and brokerage firms to send one copy of our 2010 Annual Report and this Proxy Statement and accompanying materials to multiple stockholders who share the same address, unless we receive contrary instructions from a stockholder.

In the event that a stockholder wishes to receive a separate copy of this Proxy Statement and accompanying materials for the 2011 Annual Stockholders Meeting, the Company’s 2010 Annual Report, or any future proxy materials or annual reports, the stockholder may promptly receive separate copies by written or oral request to Hal. D. Kirby, Chief Financial Officer of the Company, at (775) 358-4455, 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Stockholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Stockholders holding shares through a broker can request a single copy by contacting the broker.

APPENDIX A

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLIED NEVADA GOLD CORP.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

The present name of the corporation is Allied Nevada Gold Corp. (the “Corporation”). The Corporation was incorporated under the name “Allied Nevada Gold Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 14, 2006. This First Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the provisions of the Corporation’s Certificate of Incorporation, was duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:	The name of the corporation ~~(the “Corporation”)~~ is:

Allied Nevada Gold Corp.

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD:	The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~One~~Two Hundred Million (~~100,000,000~~200,000,000) shares of common stock, $0.001 par value per share, and ~~_~~Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share. The holders of such shares of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote. There shall be no cumulative voting.

B. Subject to the provisions hereof, the Board of Directors is authorized to establish by resolution one or more series of preferred stock and, to the extent now or hereafter permitted by the laws of the State of Delaware and the provisions of this Certificate of Incorporation, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

(1)	the number of shares to constitute such series and the distinctive designation thereof;

(2)	the dividend rate and preferences, if any, on the shares of such series and the special and relative rights of such shares of such series as to dividends;

(3)	whether or not the shares of such series shall be redeemable, and if redeemable, the price, terms and manner of redemption;

(4)	the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

(5)	whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund, and if so, the terms and provisions of such fund;

(6)	whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio or other conversion right;

(7)	the conditions under which the shares of such series shall have separate or special voting rights or no voting rights; and

(8)	such other designations, preferences, and relative participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the State of Delaware and this Certificate of Incorporation.

~~FIFTH:~~	~~The name and mailing address of the sole incorporator is Susan K. Shapiro, Esq. c/o Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110.~~

~~SIXTH~~FIFTH:	The Corporation is to have perpetual existence.

~~SEVENTH~~SIXTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

~~EIGHTH~~SEVENTH:	Except as otherwise provided in the provisions establishing a class of stock, the number of the authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares entitled to vote, irrespective of the provisions of Section 242 (b)(2) of the General Corporation Law of the State of Delaware.

~~NINTH~~EIGHTH:	No director of the Corporation (a “Director”) need be a stockholder. The election of Directors need not be by written ballot, unless the By-Laws shall so require.

~~TENTH~~NINTH:	In furtherance of and not in limitation of powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation without any action on the part of the Corporation’s stockholders, subject to the rights of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

~~ELEVENTH~~TENTH:	A. ~~No~~To the fullest extent permitted under law, no Director shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director~~, provided that this provision shall not limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit~~.

B. If the General Corporation Law of the State of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a Director provided by the foregoing provisions of this ~~Eleventh~~Tenth Article.

C. Any repeal or modification of or amendment to this ~~Eleventh~~Tenth Article shall be prospective only and shall not adversely affect any limitation on the liability of a Director occurring prior to or existing at the time of such repeal or amendment.

~~TWELFTH~~ELEVENTH:	A. To the maximum extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liability and loss suffered, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

B. To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

C. The Corporation shall, if so requested by a Director or officer, advance expenses (including attorneys’ fees) incurred by a Director or an officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the Director or officer to repay such ~~amountif~~amount if it shall ultimately be determined that such Director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys’ fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

D. No amendment, termination or repeal of this ~~Twelfth~~Eleventh Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any person indemnified under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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~~IN WITNESS WHEREOF, the undersigned, for the purpose of forming a corporation pursuant to~~This First Amended and Restated Certificate of Incorporation herein certified, insofar as the provisions of the General Corporation Law ~~of the State of Delaware, does make, file and record~~govern such effective date, shall be effective on the date of filing with the Secretary of State of this First Amended and Restated Certificate ~~and does hereby certify that the facts herein stated are true, and accordingly hereto sets her hand this 14th day of September, 2006.~~ of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by Scott Caldwell, its President and Chief Executive Officer, as of this     day of ~~September~~October, 2011.

ALLIED NEVADA GOLD CORP.

~~/s/ Susan K. Shapiro~~
~~Susan K. Shapiro, Incorporator~~By: Scott Caldwell President and Chief Executive Officer

APPENDIX B

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLIED NEVADA GOLD CORP.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

The present name of the corporation is Allied Nevada Gold Corp. (the “Corporation”). The Corporation was incorporated under the name “Allied Nevada Gold Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 14, 2006. This First Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates the provisions of the Corporation’s Certificate of Incorporation, was duly adopted by the board of directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST:	The name of the corporation is:

Allied Nevada Gold Corp.

SECOND:	The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

THIRD:	The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of common stock, $0.001 par value per share, and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share. The holders of such shares of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote. There shall be no cumulative voting.

B. Subject to the provisions hereof, the Board of Directors is authorized to establish by resolution one or more series of preferred stock and, to the extent now or hereafter permitted by the laws of the State of Delaware and the provisions of this Certificate of Incorporation, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

(1)	the number of shares to constitute such series and the distinctive designation thereof;

(2)	the dividend rate and preferences, if any, on the shares of such series and the special and relative rights of such shares of such series as to dividends;

(3)	whether or not the shares of such series shall be redeemable, and if redeemable, the price, terms and manner of redemption;

(4)	the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

(5)	whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund, and if so, the terms and provisions of such fund;

(6)	whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ratio or other conversion right;

(7)	the conditions under which the shares of such series shall have separate or special voting rights or no voting rights; and

(8)	such other designations, preferences, and relative participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the State of Delaware and this Certificate of Incorporation.

FIFTH:	The Corporation is to have perpetual existence.

SIXTH:	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SEVENTH:	Except as otherwise provided in the provisions establishing a class of stock, the number of the authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

EIGHTH:	No director of the Corporation (a “Director”) need be a stockholder. The election of Directors need not be by written ballot, unless the By-Laws shall so require.

NINTH:	In furtherance of and not in limitation of powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation without any action on the part of the Corporation’s stockholders, subject to the rights of the stockholders entitled to vote with respect thereto to alter and repeal By-Laws made by the Board of Directors.

TENTH:	A. To the fullest extent permitted under law, no Director shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director.

B. If the General Corporation Law of the State of Delaware or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a Director provided by the foregoing provisions of this Tenth Article.

C. Any repeal or modification of or amendment to this Tenth Article shall be prospective only and shall not adversely affect any limitation on the liability of a Director occurring prior to or existing at the time of such repeal or amendment.

ELEVENTH:	A. To the maximum extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a Director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director or an officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all liability and loss suffered, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

B. To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

C. The Corporation shall, if so requested by a Director or officer, advance expenses (including attorneys’ fees) incurred by a Director or an officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys’ fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

D. No amendment, termination or repeal of this Eleventh Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any person indemnified under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

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This First Amended and Restated Certificate of Incorporation herein certified, insofar as the provisions of the General Corporation Law govern such effective date, shall be effective on the date of filing with the Secretary of State of this First Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by Scott Caldwell, its President and Chief Executive Officer, as of this     day of October, 2011.

ALLIED NEVADA GOLD CORP.

By: Scott Caldwell President and Chief Executive Officer

APPENDIX C

Allied Nevada Gold Corp. Deferred Phantom Unit Plan As Amended —, 2011

ARTICLE ONE

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For the purposes of the Deferred Phantom Unit Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Beneficiary” means an individual who, on the date of a Participant’s death, is the person who has been designated in accordance with the Deferred Phantom Unit Plan and the laws applying to the Deferred Phantom Unit Plan to receive the value of the Deferred Phantom Units standing to the credit of the Participant on the date of death, or where no such individual has been validly designated by the Participant, or where the individual does not survive the Participant, the Participant’s legal representative;

(b)	“Board” means the board of directors of the Corporation;

(c)	“Committee” means the Board or if the Directors so determine in accordance with Section 2.03 of the Deferred Phantom Unit Plan, the committee of the Directors authorized to administer the Deferred Phantom Unit Plan which may include any compensation committee of the Board;

(d)	“Common Shares” means the common shares of the Corporation;

(e)	“Corporation” means Allied Nevada Gold Corp., a corporation incorporated under the General Corporation Law of the State of Delaware;

(f)	“Deferred Phantom Unit” means the right to receive a DPU Payment evidenced by way of book-keeping entry in the books of the Corporation and administrated pursuant to this Deferred Phantom Unit Plan, the value of which, on a particular date, shall be equal to the Market Value at that date;

(g)	“Deferred Phantom Unit Plan” means the deferred phantom unit plan described in Article Three hereof;

(h)	“Designated Affiliate” means an affiliate, as such term is defined in the Securities Act (Ontario) of the Corporation designated by the Committee for purposes of the Deferred Phantom Unit Plan from time to time;

(i)	“Director” means a member of the Board from time to time;

(j)	“DPU Grant Letter” has the meaning ascribed thereto in Section 3.03;

(k)	“DPU Issue Date” means the last day of each Quarter or such other date recommended by the Committee and confirmed by the Board from time to time;

(l)	“DPU Payment” means, the payment of an amount determined by multiplying the number of Deferred Phantom Units standing to a Participant’s credit by the Market Value of a Common Share on the relevant Separation Date, and paid in the manner determined pursuant to Section 3.04 hereof;

(m)	“Eligible Director” means a person who is a Director or a member of the board of directors of any Designated Affiliate and who, at the relevant time, is not otherwise an employee or a consultant of the Corporation or of a Designated Affiliate, and such person shall continue to be an Eligible Director for so long as such person continues to be a member of such boards of directors and is not otherwise an employee or a consultant of the Corporation or of a Designated Affiliate;

(n)	“Market Value” means the closing price of the Common Shares on the NYSE Amex on the day immediately prior to the date as of which Market Value is determined. If the Common Shares are not trading on the NYSE Amex, then the Market Value shall be determined based on the trading price on the Toronto Stock Exchange or if the Common Shares are not listed on the Toronto Stock Exchange, on such stock exchange or over-the-counter market on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Committee. In the event that the Common Shares are not listed and posted for trading on any stock exchange or over-the-counter market, the Market Value shall be the fair market value of such Common Shares as determined by the Committee in its sole discretion;

(o)	“NYSE Amex” means the NYSE Amex Equities;

(p)	“Participant” for the Deferred Phantom Unit Plan means each Eligible Director to whom Deferred Phantom Units are issued;

(q)	“Quarter” means: a fiscal quarter of the Corporation, which, until changed by the Corporation, shall be the three-month period ending March 31, June 30, September 30 or December 31 in any calendar year;

(r)	“Separation Date” in respect of a Participant whose benefit under this Plan is subject to Canadian federal income tax means the date on which all of the following applicable conditions are satisfied: (1) the Participant is not a member of the Board or of a Designated Affiliate; and (2) the Participant is not an officer or employee of the Company or any Designated Affiliate. The term “Separation Date” in respect of a Participant whose benefit under this Plan is subject to U.S. Federal income tax but not subject to Canadian federal income tax means the date on which all of the following applicable conditions have been satisfied: (1) the Participant is not a member of the Board or of a Designated Affiliate; and (2) the Participant is not a consultant of the Company or any Designated Affiliate.

(s)	“U.S. Eligible Director” means an Eligible Director whose benefit under this Plan is subject to U.S. federal income tax; and

(t)	“year” means a calendar year unless otherwise specified.

Section 1.02 Headings: The headings of all articles, Sections, and paragraphs in the Deferred Phantom Unit Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Deferred Phantom Unit Plan.

Section 1.03 Context, Construction: Whenever the singular or masculine are used in the Deferred Phantom Unit Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.04 References to this Deferred Phantom Unit Plan: The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this Deferred Phantom Unit Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

Section 1.05 Funds: Unless otherwise specifically provided, all references to dollar amounts in this Deferred Phantom Unit Plan are references to lawful money of the United States of America.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE DEFERRED PHANTOM UNIT PLAN

Section 2.01 Purpose of the Deferred Phantom Unit Plan: The purpose of this Deferred Phantom Unit Plan is to strengthen the alignment of interests between the Eligible Directors and the shareholders of the Corporation by linking portion of annual director compensation to the future value of the Common Shares. In addition, the Deferred Phantom Unit Plan has been adopted for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of directors of the Corporation and the Designated

Affiliates of the Corporation, it being generally recognized that deferred phantom unit plans aid in attracting, retaining and encouraging director commitment and performance due to the opportunity offered to them to receive compensation in line with the value of the Common Shares.

Section 2.02 Administration of the Deferred Phantom Unit Plan: The Deferred Phantom Unit Plan shall be administered by the Committee and the Committee shall have full discretionary authority to administer the Deferred Phantom Unit Plan including the authority to interpret and construe any provision of the Deferred Phantom Unit Plan and to adopt, amend and rescind such rules and regulations for administering the Deferred Phantom Unit Plan as the Committee may deem necessary in order to comply with the requirements of the Deferred Phantom Unit Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Deferred Phantom Unit Plan and of the rules and regulations established for administering the Deferred Phantom Unit Plan. All costs incurred in connection with the Deferred Phantom Unit Plan shall be for the account of the Corporation.

Section 2.03 Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by the Committee.

Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Deferred Phantom Unit Plan;

(b)	the number of Deferred Phantom Units granted to each Participant under the Deferred Phantom Unit Plan;

(c)	the number of Deferred Phantom Units credited to a Participant pursuant to section 3.05 hereof; and

(d)	the date on which Deferred Phantom Units were granted or credited.

ARTICLE THREE

DEFERRED PHANTOM UNIT PLAN

Section 3.01 Deferred Phantom Unit Plan: A Deferred Phantom Unit Plan is hereby established for Eligible Directors.

Section 3.02 Issuance of Deferred Phantom Units: Subject to the terms of this Deferred Phantom Unit Plan, the Committee shall determine, which may be annually or otherwise, the number of Deferred Phantom Units to be issued to each Eligible Director on each DPU Issue Date. The Committee may also make additional determinations from time to time with respect to the number of Deferred Phantom Units to be issued to new Eligible Directors appointed from time to time. Provided an Eligible Director is still an Eligible Director at such time, on each DPU Issue Date, the number of Deferred Phantom Units so determined by the Committee shall be issued by the Corporation to such Eligible Director without any further action being required by the Committee or such Eligible Director.

Notwithstanding any of the foregoing, the Committee shall have the authority to make any special grant of Deferred Phantom Units to Eligible Directors at any time as the Committee will deem appropriate.

Section 3.03 Deferred Phantom Unit Letter: Each grant of Deferred Phantom Units under the Deferred Phantom Unit Plan shall be evidenced by a letter of the Corporation (“DPU Grant Letter”). Such Deferred Phantom Units shall be subject to all applicable terms and conditions of the Deferred Phantom Unit Plan and may be subject to any other terms and conditions which are not inconsistent with the Deferred Phantom Unit Plan and which the Committee deems appropriate for inclusion in a DPU Grant Letter. The provisions of the various DPU Grant Letters entered into under the Deferred Phantom Unit Plan need not be identical, and may vary from Quarter to Quarter and from Participant to Participant.

Section 3.04 Redemption: Each outstanding Deferred Phantom Unit held by a Participant who ceases to be an Eligible Director shall be redeemed by the Corporation on the relevant Separation Date for a DPU Payment, less applicable statutory source deductions. The DPU Payment will be made to a Participant by one of the following methods as determined by the Board in its sole discretion: (a) the issuance of one Common Shares from treasury for each whole Deferred Phantom Unit credited to the Participant’s account, with the value of any fractional Deferred Phantom Unit credited to the Participant’s account to be paid in cash; or (b) a cash payment by the Corporation to a Participant equal to the DPU Payment. The DPU Payment will be made to the Participant on such date as the Corporation determines not later than 60 days after the Separation Date without any further action on the part of the holder of the Deferred Phantom Unit in accordance with this Article Three. Notwithstanding the foregoing, if a U.S. Eligible Director is a “specified employee” as that term is defined under section 409A of the U.S. Internal Revenue Code (generally, one of the top 50 highest paid officers of the Corporation, a subsidiary or any affiliate thereof), the redemption event shall not occur until the first day of the seventh month following the Director’s Separation Date if necessary to comply with section 409A.

Section 3.05 Maximum Number of Shares: Subject to adjustment as provided in Section 5.04 hereof, the maximum aggregate number of Common Shares that may be issued under the Deferred Phantom Unit Plan is 300,000 Common Shares. Common Shares to be issued under the Deferred Phantom Unit Plan will be authorized but unissued Common Shares.

For purposes of this Section 3.05, the number of Common Shares covered by a Deferred Phantom Unit shall be counted on the DSU Issue Date against the aggregate number of Common Shares available under the Deferred Phantom Unit Plan, and the number of Common Shares that shall be counted against the Deferred Phantom Unit Plan shall be equal to the number of Common Shares the Participant would be entitled to under Section 3.04(a) hereof, if such DSU Payment were made on the DSU Issue Date. If a Deferred Phantom Unit otherwise terminates without delivery of any Common Shares, then the number of Common Shares counted against the aggregate number of Common Shares available under the Deferred Phantom Unit Plan with respect to such Deferred Phantom Unit, to the extent of any such termination, shall again be available under the Deferred Phantom Unit Plan.

The aggregate number of Common Shares issuable to insiders (as such term is defined under the TSX Company Manual) pursuant to Deferred Phantom Units and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issued to insiders pursuant to Deferred Phantom Units and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of Common Shares then outstanding. For purposes of this Section, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Deferred Phantom Units.

Section 3.06 Dividends: In the event that a dividend (other than stock dividend) is declared and paid by the Corporation on Common Shares, a Participant will be credited with additional Deferred Phantom Units. The number of such additional Deferred Phantom Units will be calculated by dividing the total amount of the dividends that would have been paid to the Participant if the Deferred Phantom Units in the Participant’s account on the dividend record date had been outstanding Common Shares (and the Participant held no other Common Shares), by the Market Value of a Common Share on the date on which the dividends were paid on the Common Shares.

Section 3.07 Term of the Deferred Phantom Unit Plan: The Deferred Phantom Unit Plan, as set forth herein, shall be deemed to become effective as of June 17, 2009. The Deferred Phantom Unit Plan shall remain in effect until it is terminated by the Board. Upon termination of the Plan, the Corporation shall redeem all remaining Deferred Phantom Units under Section 3.03 above, as at the applicable Separation Date for each of the remaining Participants.

ARTICLE FOUR

WITHHOLDING TAXES

Section 4.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps, including the sale or other disposition, for and on behalf of the Participant, of any Common Shares issuable on the redemption of the Deferred Phantom Units, as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold.

ARTICLE FIVE

GENERAL

Section 5.01 Amendment of Deferred Phantom Unit Plan: The Committee may from time to time in the absolute discretion of the Committee and without the approval of the shareholders of the Corporation amend, modify and change the provisions of the Deferred Phantom Unit Plan, provided that any amendment, modification or change to the provisions of the Deferred Phantom Unit Plan which would:

(a)	materially increase the benefits under the Deferred Phantom Unit Plan;

(b)	materially modify the requirements as to eligibility for participation in the Deferred Phantom Unit Plan;

(c)	increase the number of Common Shares, other than by virtue of Section 5.04 hereof, which may be issued pursuant to the Deferred Phantom Unit Plan; or

(d)	terminate the Deferred Phantom Unit Plan.

shall only be effective upon such amendment, modification or change being approved by (i) the Board and (ii) by the shareholders of the Corporation, if required by the TSX, the NYSE Amex or any other stock exchange on which the Common Shares are listed, or any other regulatory authorities having jurisdiction over the Corporation; provided any such amendment shall be effective only if the Deferred Phantom Unit Plan will continue to meet the requirements of paragraph 6801(d) of the regulations to the Tax Act or any successor to such provision.

Section 5.02 Non-Assignable: Except as otherwise may be expressly provided for under this Deferred Phantom Unit Plan or pursuant to a will or by the laws of descent and distribution, no Deferred Phantom Unit and no other right or interest of a Participant is assignable or transferable, and any such assignment or transfer in violation of this Deferred Phantom Unit Plan shall be null and void.

Section 5.03 Rights as a Shareholder and Director: No holder of any Deferred Phantom Units shall have any rights as a shareholder of the Corporation at any time. Nothing in the Plan shall confer on any Eligible Director the right to continue as a Director of the Corporation or as a director of any Designated Affiliate or interfere with right to remove such director.

Section 5.04 Adjustment in Number of Payments Subject to the Deferred Phantom Unit Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, stock split, reverse stock split, consolidation, subdivision, reclassification or otherwise, an appropriate proportionate adjustment shall be made by the Committee with respect to the number of Deferred Phantom Units then outstanding under the Deferred Phantom Unit Plan as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights.

Subject to any applicable regulatory approval, all such adjustments, as determined by the Committee, shall be conclusive, final and binding for all purposes of the Deferred Phantom Unit Plan.

Section 5.05 No Representation or Warranty: The Corporation makes no representation or warranty as to the future value of any rights under Deferred Phantom Units issued in accordance with the provisions of the Deferred Phantom Unit Plan. No amount will be paid to, or in respect of, an Eligible Director under this Deferred Phantom Unit Plan or pursuant to any other arrangement, and no additional Deferred Phantom Units will be granted to such Eligible Director to compensate for a downward fluctuation in the price of the Common Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

Section 5.06 Compliance with Applicable Law: If any provision of the Deferred Phantom Unit Plan or any Deferred Phantom Unit contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 5.07 Interpretation: This Deferred Phantom Unit Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 5.08 Unfunded Benefit: All DPU Payments to be made constitute unfunded obligations of the Corporation payable solely from its general assets and subject to the claims of its creditors. The Corporation has not established any trust or separate fund to provide for the payment of benefits hereunder.

Section 5.09 Beneficiary Designations: Subject to applicable law, a Participant may designate in writing a person who is a dependent or relation as a Beneficiary to receive any amount payable under the Deferred Phantom Unit Plan on the death of such Participant, and may change such designation from time to time. Such designation shall be in such form and executed and filed in such manner as the Committee may from time to time determine. If no Beneficiary is designated, the Participant’s legal representative will receive any amount payable under the Deferred Phantom Unit Plan.

APPENDIX D

Allied Nevada Gold Corp. Deferred Share Unit Plan —, 2011

ARTICLE ONE

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For the purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

(a)	“Beneficiary” means an individual who, on the date of a Participant’s death, is the person who has been designated in accordance with the Plan and the laws applying to the Plan to receive the value of the Deferred Share Units standing to the credit of the Participant on the date of death, or where no such individual has been validly designated by the Participant, or where the individual does not survive the Participant, the Participant’s legal representative;

(b)	“Board” means the board of directors of the Corporation;

(c)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	the Corporation shall not be the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Corporation);

(ii)	the Corporation sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Corporation);

(iii)	the Corporation is to be dissolved and liquidated;

(iv)	any person, entity or group of persons or entities acting jointly or in concert acquires or gains ownership or control (including, without limitation, the power to vote) more than 30% of the Corporation’s outstanding voting securities; or

(v)	as a result of or in connection with: (A) the contested election of directors, or; (B) a transaction referred to in subparagraph 1.01(c)(i) above, the persons who were directors of the Corporation before such election shall cease to constitute a majority of the Board of Directors;

provided that if the Participant is a U.S. Eligible Director, a Change of Control shall not occur unless such event constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of the assets,” as defined under Treasury Regulation § 1.409A-3(i)(5), of the Corporation.

For the purposes of the foregoing “voting securities” means Common Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

(d)	“Code” means the U.S. Internal Revenue Code of 1986, as amended;

(e)	“Committee” means the Board or if the Directors so determine in accordance with Section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan which may include any compensation committee of the Board;

(f)	“Common Shares” means the common shares of the Corporation;

(g)	“Corporation” means Allied Nevada Gold Corp., a corporation incorporated under the General Corporation Law of the State of Delaware;

(h)	“Deferred Share Unit” means the agreement by the Corporation to issue one previously unissued Common Share for each Deferred Share Unit, evidenced by way of book-keeping entry in the books of the Corporation and administrated pursuant to this Plan;

(i)	“Designated Affiliate” means an affiliate, as such term is defined in the Securities Act (Ontario) of the Corporation designated by the Committee for purposes of the Plan from time to time;

(j)	“Director” means a member of the Board from time to time;

(k)	“DSU Grant Date” , for Deferred Share Units issued in respect of a director’s remuneration for a year, means April 1 of such year (or the next trading day if April 1 is not a trading day), or such other date recommended by the Committee and confirmed by the Board from time to time;

(l)	“DSU Grant Letter” has the meaning ascribed thereto in Section 3.03;

(m)	“DSU Payment” means the issuance to a Participant of one previously unissued Common Share for each whole Deferred Share Unit granted or credited to such Participant;

(n)	“Eligible Director” means a person who is a Director or a member of the board of directors of any Designated Affiliate and who, at the relevant time, is not otherwise an employee or a consultant of the Corporation or of a Designated Affiliate, and such person shall continue to be an Eligible Director for so long as such person continues to be a member of such boards of directors and is not otherwise an employee or a consultant of the Corporation or of a Designated Affiliate;

(o)	“Market Value” means the closing price of the Common Shares on the NYSE Amex on the day immediately prior to the date as of which Market Value is determined. If the Common Shares are not trading on the NYSE Amex, then the Market Value shall be determined based on the trading price on the Toronto Stock Exchange or if the Common Shares are not listed on the Toronto Stock Exchange, on such stock exchange or over-the-counter market on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Committee. In the event that the Common Shares are not listed and posted for trading on any stock exchange or over-the-counter market, the Market Value shall be the fair market value of such Common Shares as determined by the Committee in its sole discretion;

(p)	“Minimum Director Share Ownership Requirement” means the minimum number of Common Shares, Deferred Share Units and/or other securities of the Corporation a Director must hold at any time as may be established from time to time by the Board;

(q)	“NYSE Amex” means the NYSE Amex LLC;

(r)	“Participant” means each Eligible Director to whom Deferred Share Units are issued;

(s)	“Plan” means this Deferred Share Unit Plan;

(t)	“Quarter” means a fiscal quarter of the Corporation, which, until changed by the Corporation, shall be the three-month period ending March 31, June 30, September 30 or December 31 in any calendar year;

(u)	“Separation Date” means the date on which the Participant ceases to be an Eligible Director, provided that if the Participant is a U.S. Eligible Director, the Separation Date shall be the date the Participant has experienced a separation from service as determined under Section 409A of the Code and applicable regulations and guidance thereunder;

(v)	“U.S. Eligible Director” means an Eligible Director whose benefit under this Plan is subject to U.S. federal income tax; and

(w)	“year” means a calendar year unless otherwise specified.

Section 1.02 Headings: The headings of all articles, Sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Plan.

Section 1.03 Context, Construction: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

Section 1.04 References to this Deferred Share Unit Plan: The words “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

ARTICLE TWO

PURPOSE AND ADMINISTRATION OF THE DEFERRED SHARE PLAN

Section 2.01 Purpose of the Deferred Share Unit Plan: The purpose of this Plan is to strengthen the alignment of interests between the Eligible Directors and the shareholders of the Corporation by linking a portion of annual director compensation, as determined by the Committee, to the future value of the Common Shares. In addition, the Plan has been adopted for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of directors of the Corporation and the Designated Affiliates of the Corporation, it being generally recognized that the Plan aids in attracting, retaining and encouraging director commitment and performance due to the opportunity offered to them to receive compensation in line with the value of the Common Shares.

Section 2.02 Administration of the Deferred Share Unit Plan: The Plan shall be administered by the Committee and the Committee shall have full discretionary authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Participants and the Corporation. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03 Delegation to Committee: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by the Committee.

Section 2.04 Record Keeping: The Corporation shall maintain a register in which shall be recorded:

(a)	the name and address of each Participant in the Plan;

(b)	the number of Deferred Share Units granted to each Participant under the Plan;

(c)	the number of Deferred Share Units credited to a Participant pursuant to section 3.04 hereof;

(d)	the date on which Deferred Share Units were granted or credited to a Participant; and

(e)	the date of redemption of Deferred Shares Units.

ARTICLE THREE

DEFERRED SHARE UNIT PLAN

Section 3.01 Deferred Share Unit Plan: A Deferred Share Unit Plan is established for Eligible Directors.

Section 3.02 Issuance of Deferred Share Units: Subject to the terms of this Plan, the Committee shall determine, the annual remuneration of Eligible Directors at least two months prior to the DSU Grant Date, and the number of Deferred Share Units shall be automatically granted and issued to each Eligible Director on the DSU Grant Date and shall be calculated by reference to (i) the amount of the Eligible Director’s remuneration for the year to be satisfied by such Deferred Share Units and (ii) the Market Value of the Common Shares on the DSU Grant Date. The Committee may also make additional determinations from time to time with respect to the number of Deferred Share Units to be issued to new Eligible Directors appointed from time to time. Provided an Eligible Director is still an Eligible Director at such time, on each DSU Grant Date, the number of Deferred Share Units so determined by the Committee shall be granted by the Corporation to such Eligible Director without any further action being required by the Committee or such Eligible Director.

Notwithstanding any of the foregoing, the Committee shall have the authority to make any special grant of Deferred Share Units to Eligible Directors, in such numbers, and at any time as the Committee will deem appropriate.

Section 3.03 Deferred Share Unit Letter: Each grant of Deferred Share Units under the Plan shall be evidenced by a letter of the Corporation (a “DSU Grant Letter”). Such Deferred Share Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a DSU Grant Letter. The provisions of the various DSU Grant Letters entered into under the Plan need not be identical, and may vary from Quarter to Quarter and from Participant to Participant.

Section 3.04 Dividends: In the event that a dividend (other than stock dividend) is declared and paid by the Corporation on Common Shares, a Participant will be credited with additional Deferred Share Units. The number of such additional Deferred Share Units will be calculated by dividing the total amount of the dividends that would have been paid to the Participant if the Deferred Share Units standing to the Participant’s account on the dividend record date had been outstanding Common Shares (and the Participant held no other Common Shares), by the Market Value of a Common Share on the date on which such dividends were paid.

Section 3.05 Redemption: Each outstanding Deferred Share Unit held by a Participant shall be redeemed by the Corporation on the earlier of the Participant’s Separation Date or the date of a Change of Control, less applicable statutory source deductions. Fractional Deferred Share Units shall be cancelled. The DSU Payment shall be made to the Participant on such date as the Corporation determines not later than 60 days after the Separation Date or Change of Control, as applicable, without any further action on the part of the Participant and the Participant shall have no ability to influence the calendar year in which the DSU payment shall be made. Notwithstanding the foregoing, if a U.S. Eligible Director is a “specified employee” as that term is defined under section 409A of the Code (generally, one of the top 50 highest paid officers of the Corporation, a subsidiary or any affiliate thereof), and if the redemption is on account of the Participant’s Separation Date, then the redemption shall not occur until the first day of the seventh month following the Director’s Separation Date if necessary to comply with section 409A.

Where Deferred Share Units have been granted to a Participant with reference to his or her director remuneration for a year, in the event such Participant resigns during such year or is not re-elected to the Board for the balance of such year, the Participant will be only entitled to a pro-rated DSU Payment in respect of such Deferred Share Units based on the number of days such year that the Participant was an Eligible Director.

Section 3.06 Maximum Number of Shares: Subject to adjustment as provided in Section 5.04 hereof, the maximum aggregate number of Common Shares that may be issued under the Plan is 500,000 Common Shares. Common Shares to be issued under the Plan will be authorized but previously unissued Common Shares.

For purposes of this Section 3.06, the number of Common Shares covered by a Deferred Share Unit shall be counted on the DSU Grant Date against the aggregate number of Common Shares available under the Plan, and the number of Common Shares that shall be counted against the Plan shall be equal to the number of Common Shares the Participant would be entitled to under Section 3.05 hereof, if such DSU Payment were made on the

DSU Grant Date. If a Deferred Share Unit otherwise terminates without the issuance of any Common Shares, then the number of Common Shares counted against the aggregate number of Common Shares available under the Plan with respect to such Deferred Share Unit, to the extent of any such termination, shall again be available under the Plan.

The aggregate number of Common Shares issuable to insiders (as such term is defined under the TSX Company Manual) pursuant to Deferred Share Units and all other security-based compensation arrangements, at any time, shall not exceed 10% of the total number of Common Shares then outstanding. The aggregate number of Common Shares issued to insiders pursuant to the Plan and all other security-based compensation arrangements, within a one year period, shall not exceed 10% of the total number of Common Shares then outstanding. For purposes of this Section, the number of Common Shares then outstanding shall mean the number of Common Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Deferred Share Units.

Section 3.07 Term of the Deferred Share Unit Plan: The Plan is effective as of —, 2011. The Plan shall remain in effect until it is terminated by the Board, subject to the requirements of the exchange upon which the Common Shares of the Corporation are then listed. Upon termination of the Plan, the Corporation shall redeem all remaining Deferred Share Units under Section 3.04 above, as at the applicable Separation Date for each of the remaining Participants.

ARTICLE FOUR

WITHHOLDING TAXES

Section 4.01 Withholding Taxes: The Corporation or any Designated Affiliate of the Corporation may take such steps, including, but not limited to, the sale or other disposition, for and on behalf of the Participant, of any Common Shares issuable on the redemption of the Deferred Share Units, as are considered necessary or appropriate for the withholding of any taxes or other amounts which the Corporation or any Designated Affiliate of the Corporation is required by any law or regulation of any governmental authority whatsoever to withhold.

ARTICLE FIVE

GENERAL

Section 5.01 Amendment of Deferred Share Unit Plan: The Committee may from time to time in the absolute discretion of the Committee amend (without shareholder approval), modify and change the provisions of the Plan, provided that no such amendment will cause any Deferred Share Units awarded under the Plan that are subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code, and provided further that any amendment, modification or change to the provisions of the Plan which would:

(a)	materially increase the benefits of the holder under the Plan to the detriment of the Corporation and its shareholders;

(b)	increase the number of Common Shares, other than by virtue of Section 5.04 of the Plan, which may be issued pursuant to the Plan;

(c)	reduce the range of amendments requiring shareholder approval contemplated in this Section;

(d)	permit Deferred Share Units to be transferred other than for normal estate settlement purposes; or

(e)	materially modify the requirements as to eligibility for participation in the Plan;

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation, if required by the TSX, the NYSE Amex or any other stock exchange on which the Common Shares are listed, or any other regulatory authorities having jurisdiction over the Corporation. In addition, any such amendment, modification or change of any provision of the Plan shall be subject to the approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation.

Section 5.02 Non-Assignable: Except as otherwise may be expressly provided for under this Plan or pursuant to a will or by the laws of descent and distribution, no Deferred Share Unit and no other right or interest of a Participant is assignable or transferable, and any such assignment or transfer in violation of this Plan shall be null and void.

Section 5.03 Rights as a Shareholder and Director: No holder of any Deferred Share Units shall have any rights as a shareholder of the Corporation at any time. Nothing in the Plan shall confer on any Eligible Director the right to continue as a Director of the Corporation or as a director of any Designated Affiliate or interfere with right to remove such director.

Section 5.04 Adjustment in Number of Payments Subject to the Deferred Share Unit Plan: In the event there is any change in the Common Shares, whether by reason of a stock dividend, stock split, reverse stock split, consolidation, subdivision, reclassification or otherwise, an appropriate proportionate adjustment shall be made by the Committee with respect to the number of Deferred Share Units then outstanding under the Plan as the Committee, in its sole discretion, may determine to prevent dilution or enlargement of rights. Subject to any applicable regulatory approval, all such adjustments, as determined by the Committee, shall be conclusive, final and binding for all purposes of the Plan.

Section 5.05 No Representation or Warranty: The Corporation makes no representation or warranty as to the future value of any Deferred Share Units issued in accordance with the provisions of the Plan. No amount will be paid to, or in respect of, an Eligible Director under this Plan or pursuant to any other arrangement, and no additional Deferred Share Units will be granted to such Eligible Director to compensate for a downward fluctuation in the price of the Common Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

Section 5.06 Compliance with Applicable Law: If any provision of the Plan or any Deferred Share Unit contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 5.07 Interpretation: This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 5.08 Unfunded Benefit: All DSU Payments to be made constitute unfunded obligations of the Corporation payable solely from its general assets and subject to the claims of its creditors. The Corporation has not established any trust or separate fund to provide for the payment of benefits hereunder.

Section 5.09 Beneficiary Designations: Subject to applicable law, a Participant may designate in writing a person who is a dependent or relation as a Beneficiary to receive any amount payable under the Plan on the death of such Participant, and may change such designation from time to time. Such designation shall be in such form and executed and filed in such manner as the Committee may from time to time determine. If no Beneficiary is designated, the Participant’s legal representative will receive any amount payable under the Plan.

Section 5.10 Section 409A: The Plan is intended to comply with Section 409A of the Code. To the extent that Deferred Share Units are subject to Section 409A of the Code, the provisions of the Plan and the applicable DSU Grant Letter shall be administered, interpreted and construed in a manner to comply with Section 409A of the Code. In no event shall the Board or the Corporation (or its employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an award to satisfy the requirements of Section 409A.

ALLIED NEVADA GOLD CORP. 9790 GATEWAY DRIVE, SUITE 200 RENO, NEVADA 89521

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	The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
1.	Election of Directors: Nominees: 1a. Robert M. Buchan	For ☐	Against ☐	Abstain ☐	4.	Ratification of Ehrhardt Keefe Steiner & Hottman PC as the independent registered public accounting firm for the fiscal year ending December 31, 2011	☐	☐	☐

	1b. Scott A. Caldwell 1c. John W. Ivany 1d. Cameron A. Mingay 1e. Terry M. Palmer	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	5.	Approve amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock	☐	☐	☐

	1f. Carl Pescio	☐	☐	☐	6.	Approve the Allied Nevada Gold Corp. Deferred Phantom Unit Plan	☐	☐	☐
	1g. D. Bruce Sinclair 1h. Robert G. Wardell	☐ ☐	☐ ☐	☐ ☐

2.	Approval of Advisory Resolution on executive compensation	☐	☐	☐	7.	Approve the Allied Nevada Gold Corp. Deferred Share Unit Plan	☐	☐	☐

	The Board of Directors recommends you vote 3 YEARS for the following proposal:

3.	Advisory vote on frequency of future advisory votes on executive compensation	1 Year 2 Years			3 Years Abstain
		☐		☐	☐ ☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date